AGREEMENT OF PURCHASE AND SALE

THIS AGREEMENT OF PURCHASE AND SALE (the “Agreement”) is by and between BR CREEKSIDE LLC, a Delaware limited liability company (hereinafter called the “Seller”), and PROMINENT REALTY GROUP OF GEORGIA, Inc. (“prg”), a Georgia corporation or any entity controlling, controlled by or under common control with PRG, in accordance with Section 14.1 hereof (hereinafter called the “Purchaser”).

ARTICLE I

DEFINITIONS

Section 1.1         As used in this Agreement, unless the context otherwise requires or it is otherwise herein expressly provided, the following terms shall have the following meanings:

CLOSING:	The consummation of the transaction contemplated by this Agreement and the recordation of the Deed (as defined in Section 13.2).

CLOSING DATE:	On or before 4:00 p.m. (Eastern) on the date that is the thirtieth (30th) day following the expiration of the Inspection Period (as defined below); provided, however, that Purchaser shall have the right to extend the Closing Date, on a one-time-only basis, for an additional thirty (30) days by giving Seller at least five (5) Business Days written notice prior to the then effective Closing Date and remitting to the Escrow Agent, on such exercise, an additional Two Hundred Fifty Thousand Dollars ($250,000.00) (the “Extension Deposit”), which Extension Deposit shall be nonrefundable to Purchaser (except in the event of a Seller default) and be deemed fully earned by Seller upon receipt by the Escrow Agent, but which will, if Closing occurs, be applied to the Purchase Price.

IMPROVEMENTS:	The buildings, structures, fixtures and other improvements of every kind and nature situated on, in or under the Real Property, all of which comprise that certain multifamily asset commonly known as the “Reserve at Creekside Village Apartments” in Chattanooga, Tennessee.

INSPECTION PERIOD:	The period commencing on the Effective Date of this Agreement and ending at 5:00 p.m. (Eastern) on December 20, 2013.

PERSONAL PROPERTY:	All of Seller's right, title and interest in and to fixtures; equipment; compressors; engines; electrical systems, fixtures and equipment; plumbing fixtures, systems and equipment; heating fixtures, systems and equipment; air conditioning fixtures, systems and equipment; furniture; refrigerators; dishwashers; disposals; ranges; range hoods; ovens; microwaves; carpets, drapes; maintenance equipment; washing machines and dryers; tools; landscaping; pool equipment; statuary; television antennae, systems and equipment; intercom equipment and systems; elevator fixtures, systems and equipment; central music systems and equipment; security and fire alarms, systems and equipment, and all other machinery; equipment; fixtures; automotive vehicles; carts; supplies; replacement parts; building materials and property of every kind and character, property name, website domain and computer passwords, all as listed on Exhibit A attached hereto, owned by Seller and used in connection with the operation of the Improvements. In particular, Personal Property shall not include (A) any items owned by tenants or leased by Seller or owned by Seller’s property manager, Hawthorne Residential Partners, LLC (“Property Manager”), and (B) any trademarks, logos, trade colors, service marks and trade names of Seller, Bluerock Real Estate or Property Manager (collectively, the “Seller Trademarks”) and any advertising, promotional and similar materials which contain the Seller Trademarks, all of which may be removed by Seller prior to Closing. Promptly after Closing, Purchaser will “banner” or otherwise temporarily mask the portion of all signage containing the Seller Trademarks to indicate the new ownership, failing which, upon five (5) days’ notice, Seller may do so at Purchaser's expense.

REAL PROPERTY:	The real property located in Chattanooga, Tennessee and as more particularly described in Section 2.1(a) and on Exhibit B annexed hereto and made a part hereof.

TENANT LEASES:	All written leases, licenses, contracts and other agreements (including any and all amendments or other written modifications thereto and guaranties thereof) for the use or occupancy of any space in the Real Property or Improvements.

ESCROW AGENT	Madison Title Agency, LLC
1125 Ocean Ave
Lakewood NJ 08701
Attention: Daniela Graca
Transaction Manager
daniela@madisoncres.com
Phone: (732) 333-1026
Fax: (732) 333-1027

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Section 1.2         For purposes of determining the time for performance of various obligations under this Agreement, the effective date of this Agreement (the "Effective Date") shall be the date this Agreement is executed by both Purchaser and Seller and an original, photocopy or electronic copy of the fully-executed counterpart is delivered to the Escrow Agent, as evidenced by the Escrow Agent's signature receipt of this Agreement.

Section 1.3         To the extent other terms are defined elsewhere in this Agreement, such terms shall have the meanings set forth herein.

ARTICLE II

SALE AND PURCHASE

Section 2.1         Subject to the terms and provisions hereof, Seller agrees to sell (or assign) to Purchaser, and Purchaser agrees to purchase from Seller (or assume) the following (collectively, the "Property"):

(a)         Fee simple title to the Real Property and Improvements, together with all of Seller's right, title and interest, if any, in and to (i) all written easements and rights-of-way, and (ii) without warranty, all strips and gores and any land lying in the bed of any street, road or avenue, in front of or adjoining the Real Property.

(b)         All of Seller's right, title and interest, to the extent assignable, in and to:

(1)         All plans and specifications, site plans, soil and substrata studies, architectural drawings, floor plans, and landscape plans relating to the Real Property and Improvements, to the extent same are in Seller’s or Property Manager’s possession on the Effective Date;

(2)         The Miscellaneous Agreements (as defined in Section 6.1(a)(2) below), to the extent assigned to Purchaser; and

(3)         Except as otherwise related to the Seller Trade Names, any and all intangible property related to the Property, including, without limitation, all building and other permits or approvals, development rights or similar rights heretofore granted by any governmental authority with respect to the construction and operation of the Improvements, and all warranties, guaranties and licenses, including roof and construction warranties, relating to the ownership, use, operation and occupancy of the Real Property, Improvements or Personal Property, to the extent assignable and to the extent same are in Seller’s or Property Manager’s possession on the Effective Date.

(c)         The Personal Property.

(d)         The Tenant Leases.

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ARTICLE III

CONSIDERATION FOR CONVEYANCE

Section 3.1         Subject to the terms, conditions and provisions herein contained, Purchaser agrees to pay, and Seller agrees to accept, as consideration for the conveyance of the Property, the sum of NINETEEN MILLION SIX HUNDRED THOUSAND AND NO/100 DOLLARS ($19,600,000.00) (the “Purchase Price”), which shall be payable in cash at the Closing. Prior to or at the consummation of the Closing, Purchaser shall deliver to Title Company cash in an amount equal to the Purchase Price less the Earnest Money plus any expenses due to be reimbursed by Purchaser to Seller hereunder as further adjusted by any other credits and prorations provided for herein. The balance of the Purchase Price shall be paid at Closing by wire transfer of immediately available federal funds, transferred to the order or account of the Title Company. Escrow Agent will, at the direction of the Title Company, wire the Earnest Money to the Title Company on the date of Closing.

Section 3.2         In any event or circumstance in which Purchaser shall be entitled to the return of the Earnest Money, the amount of ONE HUNDRED AND NO/100 DOLLARS ($100.00) (“Independent Agreement Consideration”) shall be withheld therefrom and delivered to Seller, which amount the parties bargained for and agreed to as consideration for Seller's grant to Purchaser of Purchaser's exclusive right to purchase the Property pursuant to the terms hereof and for Seller's execution, delivery and performance of this Agreement. This Independent Agreement Consideration is in addition to and independent of any other consideration or payment provided in this Agreement, is non-refundable under any circumstances and shall be retained by Seller notwithstanding any other provisions of this Agreement.

ARTICLE IV

EARNEST MONEY

Section 4.1         Within two (2) Business Days after the Effective Date, Purchaser shall deposit the sum of TWO HUNDRED THOUSAND AND NO/100 DOLLARS ($200,000.00) (hereinafter called the “First Earnest Money”), in good and sufficient funds, with the Escrow Agent. The Escrow Agent shall, pending consummation of this transaction, hold the First Earnest Money in escrow in an interest bearing account at a financial institution reasonably acceptable to Purchaser. Within one (1) Business Day following the expiration of the Inspection Period, Purchaser shall deposit the sum of FIFTY THOUSAND AND NO/100 DOLLARS ($50,000.00) (hereinafter called the “Second Earnest Money”), in good and sufficient funds, with the Escrow Agent. The Escrow Agent shall, pending consummation of this transaction, hold the Second Earnest Money in escrow in an interest bearing account at a financial institution reasonably acceptable to Purchaser. The First Earnest Money, the Second Earnest Money, and the Extension Deposit, if made, together with any interest earned thereon are hereinafter referred to as the “Earnest Money.” All interest earned on the Earnest Money shall become a part of the Earnest Money and shall be delivered by Escrow Agent to the Title Company in accordance with Section 3.1 above and applied to the Purchase Price in the event the transaction contemplated hereby closes. Except as otherwise provided herein, the Earnest Money shall be paid to Seller and otherwise credited against the Purchase Price at Closing. In the event the transaction contemplated by this Agreement is not closed, then the Escrow Agent shall disburse the Earnest Money in the manner provided for elsewhere herein.

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Section 4.2         The Escrow Agent must sign this Agreement as evidence that the Escrow Agent agrees to be bound by the obligations contained herein with respect to the Earnest Money.

ARTICLE V

TITLE AND SURVEY

Section 5.1         Within three (3) Business Days after the Effective Date, Seller shall deliver to Purchaser the most recent existing “as built” survey (“Existing Survey”) of the Real Property in Seller's possession or control. Purchaser shall have the right to cause an update to the Existing Survey (such update, the “Survey”), dated subsequent to the Effective Date, by a licensed surveyor. For purposes of the property description to be included in the Deed, the legal description of the Real Property contained in the instrument by which Seller acquired its interest in the Real Property (the “Vesting Deed Legal”) shall be used for all instruments hereunder; provided, however, if the legal description of the Real Property contained in the Survey (the “Survey Legal”) differs from the Vesting Deed Legal, Seller shall, at Purchaser’s request, further convey to Purchaser the Real Property as described by the Survey Legal via quitclaim deed. The cost of the Survey shall be borne by Purchaser.

Section 5.2         Purchaser shall cause the Chattanooga office of Chicago Title Insurance Company (the “Title Company”), at Purchaser’s expense, to deliver to Purchaser within ten (10) days from the Effective Date, a current owner’s title policy commitment in the amount of the Purchase Price (hereinafter called the “Title Commitment”) for the issuance of an owner’s policy of title insurance on the Real Property (the “Title Policy”) to Purchaser from Title Company, together with best available copies of all documents (the “Underlying Documents”) constituting exceptions to Seller's title as reflected in the Title Commitment.

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Section 5.3         Purchaser shall deliver to Seller in writing such objections as Purchaser may have to anything contained or set forth in the Title Commitment, the Existing Survey and the Survey (“Purchaser's Objection Notice”) within ten (10) Business Days of receipt of the last of the Title Commitment, the Existing Survey and the Underlying Documents, but in no event later than the fifth (5th) day following the end of the Inspection Period (Purchaser’s Objection Period”). It is agreed and understood that the Purchaser’s Objection Period may extend beyond the Inspection Period. Any items disclosed in the Existing Survey, Survey or Title Commitment to which Purchaser does not timely object during Purchaser’s Objection Period shall be deemed acceptable to Purchaser and shall constitute Permitted Exceptions; provided, however if at any time after the expiration of the Purchaser Objection Period and before the Closing, the Survey or an update to the Title Commitment discloses any additional item that materially and adversely affects the operation of the Property as a multifamily asset and which was not disclosed on any version of the Title Commitment or the Existing Survey (the “New Exception”) and such New Exception was not created by, through or under Purchaser (or parties acting by or through Purchaser), Purchaser shall have a period of three (3) Business Days from the date of its receipt of such update (the “New Exception Review Period”) to review and notify Seller in writing of Purchaser’s objection to the New Exception (a “New Exception Objection Notice”). Seller may, within three (3) Business Days of its receipt of any Purchaser’s Objection Notice or New Exception Objection Notice, advise Purchaser in writing which objections (if any) noted therein it shall cure or cause to be cured prior to the Closing (“Seller's Response”). In the event that Seller does not respond to any Purchaser’s Objection Notice or New Exception Objection Notice, Seller shall be deemed to have declined to cure Purchaser’s objections noted therein. Seller has no obligation to cure any title or survey exceptions except that Seller shall in all events be obligated to cause to be released or insured at Closing all items Seller agrees to cure in Seller’s Response, and cause to be released at Closing the existing mortgage loan in the original principal amount of $12,972,200 secured by the Property (the “Existing Loan”). If, in Seller’s Response, Seller declines, or is deemed to have declined, to cure any item to which Purchaser objected in any Purchaser’s Objection Notice or New Exception Objection Notice, Purchaser shall be entitled to terminate this Agreement and receive a return of the Earnest Money; provided, however, Purchaser must exercise such right within five (5) days following receipt of Seller's Response (whether actual or deemed to have been given by Seller by its failure to timely deliver a Seller’s Response). In the event that Purchaser elects under such circumstances to proceed to Closing, any title objections which Seller declines, or is deemed to have declined to cure, shall constitute Permitted Exceptions.

Section 5.4         “Permitted Exceptions” shall include (i) any items set forth on the Title Commitment, the Existing Survey or the Survey accepted or deemed accepted by Purchaser; (ii) any laws, regulations or ordinances (including, but not limited to, zoning, building and environmental matters) as to the use, occupancy, subdivision or improvement of the Property adopted or imposed by any governmental agency; (iii) taxes and assessments which are secured by a lien, but which are not yet billed, or are billed but are not yet due and payable and any assessments not shown on the public record, which taxes, assessments and standby fees for the Closing Tax Year (as defined below, in Section 13.4(c)) shall be prorated at Closing in accordance with Section 13.4; (iv) the rights of residential tenants, as residential tenants only, under the Tenant Leases; and (v) the standard printed exceptions, stipulations and exclusions from coverage contained in the standard ALTA form of owner’s policy of title insurance in use in Tennessee which cannot be removed by the performance of Seller’s obligations under this Agreement.

ARTICLE VI

DELIVERY OF DOCUMENTS

Section 6.1         Property Information.

(a)         Within five (5) Business Days after the Effective Date hereof, Seller shall, to the extent in Seller’s or Property Manager’s possession or control, furnish to Purchaser the following items (collectively, the “Property Information”):

(1)         A copy of Seller's standard form of Tenant Lease and a “Rent Roll” (herein so called), or other reports containing the applicable information, including an electronic version which shall include the tenant name, unit type, square footage, commencement and expiration dates, the amount of any security deposit, the amount of any pet, storage or other fees, base rent, and any concessions, prepared no earlier than five (5) days prior to the Effective Date.

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(2)         All service contracts, vending contracts, warranties, guaranties or other agreements affecting or pertaining to the construction, management and operation of the Property (herein collectively, the “Miscellaneous Agreements”).

(3)         Copies of the tax statements for 2013 on the Real Property, the Improvements and the Personal Property.

(4)         Operating statements reflecting the income and expenses for the Property for the 2010, 2011 and 2012 calendar years and for the calendar year 2013 to date. Such operating statements shall be in the form generated by Property Manager.

(5)         Copies of all plans and specifications of all Improvements.

(6)         All existing environmental reports and property condition reports.

(7)         Copies of all other items listed on Exhibit L hereto, to the extent such information is not, in Seller’s judgment, confidential or proprietary.

(b)         Immediately following the Effective Date, but subject to the property visit notice requirement contained in Section 10.1, Seller shall make available at the Property for Purchaser's review, (i) copies of all Tenant Leases, including amendments thereto and (ii) all Tenant Lease files and all documents contained therein.

Section 6.2         NOTWITHSTANDING THE PRIOR PROVISIONS OF THIS ARTICLE VI TO THE CONTRARY, PURCHASER ACKNOWLEDGES AND UNDERSTANDS THAT SOME OF THE MATERIALS DELIVERED BY SELLER HAVE BEEN PREPARED BY THIRD PARTY CONTRACTORS, INCLUDING, BUT NOT LIMITED TO, PROPERTY MANAGER. EXCEPT AS EXPRESSLY SET FORTH HEREIN OR IN THE DOCUMENTS DELIVERED AT CLOSING, SELLER MAKES NO REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED, AS TO THE COMPLETENESS, CONTENT OR ACCURACY OF THE DELIVERED MATERIALS WHICH WERE PREPARED BY SUCH THIRD PARTY CONTRACTORS.

ARTICLE VII

REPRESENTATIONS AND WARRANTIES

Section 7.1         Seller represents and warrants to Purchaser as of the Effective Date, and as of the Closing Date, that:

(a)         Seller is a duly organized and validly existing limited liability company, is in good standing in Delaware and the State of Tennessee, has the requisite power and authority to enter into and perform this Agreement and the transactions contemplated hereby, and Seller has duly authorized the execution of this Agreement.

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(b)         To Seller's knowledge, (1) the list of Tenant Leases set forth on the Rent Roll is true, correct and complete in all material respects and (2) except as expressly set forth in the Tenant Leases, there are no unpaid landlord obligations for tenant improvements that are payable after Closing in connection with the current term of Tenant Leases entered into prior to the Effective Date.

(c)         Seller has not received any direct written notice of any existing, pending, or threatened eminent domain, condemnation proceedings, or other governmental taking of the Property or any part thereof and, to Seller’s knowledge, no such proceedings have been threatened in writing.

(d)         There are not any Miscellaneous Agreements other than those which are listed on Exhibit C attached hereto, true, correct and complete copies of which will be delivered or made available to Purchaser pursuant to Section 6.1(a)(2) above. Purchaser shall notify Seller in writing on or prior to the end of the Inspection Period of any Miscellaneous Agreements which it elects not to assume in connection with its purchase of the Property. To the extent that such Miscellaneous Agreements can be terminated by Seller at no additional cost to Seller, or Purchaser elects to pay the cost of any such termination, then upon request by Purchaser, Seller shall terminate, or initiate the termination of, all such Miscellaneous Agreements not assumed by Purchaser in accordance with the terms of such Miscellaneous Agreements on or prior to the Closing. If Purchaser consummates this transaction by Closing, Purchaser shall be required to assume all Miscellaneous Agreements that may not be terminated with less than thirty (30) days’ notice or that cannot be terminated without additional cost to Seller (unless Purchaser has elected to pay such termination costs).

(e)         Seller has not received written notice of any pending litigation against Seller with respect to the Property except as set forth on Exhibit D attached hereto.

(f)          Seller has not received, from any governmental authority or regulatory agency, any written notice alleging a violation of any law, rule, regulation or order, that has not been cured prior to the Effective Date, relating to environmental conditions by reason of the presence of hazardous substances or materials (as such terms are presently used under applicable environmental laws, rules and regulations) at the Property.

(g)         To Seller’s knowledge, the execution and delivery of this Agreement by Seller and the performance by Seller of its obligations under this Agreement and the completion of the transfer of the Property contemplated by this Agreement will not conflict with or result in (i) a breach of, or a default under, any contract, agreement, commitment or other document or instrument to which Seller (or any of its members) is a party or by which Seller, or the Property, is bound; or (ii) a violation of any law, rule, ordinance, regulation or rule of any governmental authority applicable to Seller or any judgment, order or decree of any court or governmental authority that is binding on Seller or the Property.

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(h)         All apartment units will be leased and occupied at Closing or, if vacant at least five (5) Business Days prior to Closing, will be in “Rent Ready” condition (in accordance with the customs and standards of the Property Manager). With respect to any apartment unit which is (i) vacated within five (5) Business Days before the Closing Date and (ii) not in Rent Ready condition on the Closing Date, Purchaser shall be entitled to receive a $500.00 credit at Closing for each such unit. For purposes of this Agreement, an apartment unit shall be “Rent Ready” if its condition is consistent with the condition of units currently being marketed to and accepted for rental by tenants of the Property.

(i)          Seller represents, warrants, and covenants to Purchaser that Seller, and all beneficial owners thereof, are in compliance with all laws, statutes, rules and regulations of any federal, state or local governmental authority in the United States of America applicable to such Persons (defined below), including, without limitation, the requirements of Executive Order No. 13224, 66 Fed. Reg. 49079 (Sept. 25, 2001) (the “Order”) and other similar requirements contained in the rules and regulations of the Office of Foreign Asset Control, Department of the Treasury (“OFAC”) and in any enabling legislation or other executive orders in respect thereof (the Order and such other rules, regulations, legislation or orders are collectively called the “Orders”).

(j)          Seller represents, warrants, and covenants to Purchaser that neither Seller nor any beneficial owner thereof:

(1)         is listed on the Specially Designated Nationals and Blocked Persons List maintained by OFAC pursuant to the Order and/or on any other list of terrorists or terrorist organizations maintained pursuant to any of the rules and regulations of OFAC or pursuant to any other applicable Orders (such lists are collectively referred to as the “Lists”);

(2)         is a Person who has been determined by competent authority to be subject to the prohibitions contained in the Orders; and

(3)         is owned or controlled by, nor acts for or on behalf of, any Person on the Lists or any other Person who has been determined by competent authority to be subject to the prohibitions contained in the Orders.

Seller and Purchaser shall each promptly advise the other in writing if either of them become aware of any representation or warranty contained in this Section 7.1 having become materially false or misleading prior to the Closing Date; provided, however, the delivery of such notification shall not waive the right of Purchaser to object thereto. All references in this Section 7.1 or elsewhere in this Agreement and/or in any other document or instrument executed by Seller in connection with or pursuant to this Agreement, to “Seller’s knowledge” or “to the knowledge of Seller” and words of similar import shall refer solely to facts within the actual knowledge (without independent investigation or inquiry) of Phillip M. Payonk, Chief Investment Officer of Property Manager, and shall not be construed to refer to the knowledge of any other employee, officer, director, member, shareholder or agent of Seller, Property Manager or any affiliate of Seller, and shall in no event be deemed to include imputed or constructive knowledge. Seller hereby affirms that Phillip M. Payonk is reasonably familiar with and has substantial knowledge of the facts regarding the Property, its condition, and its historical performance during the period of the Seller’s ownership thereof. Nothing in this Section 7.1 or the remainder of this Agreement shall give rise to any personal liability to the foregoing named parties. The representations and warranties contained in this Section 7.1 shall survive Closing for a period of six (6) months; further, in no event shall Purchaser make any claim under this Section 7.1 unless the total amount of all claims exceeds $10,000.00. Any claims hereunder by Purchaser shall be likewise subject to the terms of Article XVII below.

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Section 7.2         Purchaser represents and warrants to Seller as of the date hereof, and as of the Closing Date, that:

(a)         Purchaser has all requisite power and authority to enter into and perform this Agreement and the transactions contemplated hereby, and Purchaser has duly authorized the execution of this Agreement.

(b)         Purchaser is a duly organized Georgia corporation, is or will be as of the Closing Date in good standing in the State of Tennessee, has the requisite authority to enter into and perform this Agreement and the transactions contemplated hereby, and Purchaser has duly authorized the execution of this Agreement, such that this Agreement is a valid, binding and enforceable obligation of Purchaser, subject to bankruptcy and other debtor relief laws or principals of equity.

(c)         The execution and delivery of this Agreement by Purchaser and the performance by Purchaser of its obligations under this Agreement and the completion of the transfer of the Property contemplated by this Agreement will not result in (i) a breach of, or a default under, any contract, agreement, commitment or other document or instrument to which Purchaser is party or by which Purchaser is bound or (ii) a violation of any law, ordinance, regulation or rule of any governmental authority applicable to Purchaser or any judgment, order or decree of any court or governmental authority that is binding on Purchaser.

(d)         Purchaser represents, warrants, and covenants to Seller that Purchaser, and all beneficial owners thereof, are in compliance with all laws, statutes, rules and regulations of any federal, state or local governmental authority in the United States of America applicable to such Persons, including, without limitation, the requirements of the Orders.

(e)         Purchaser represents, warrants, and covenants to Seller that neither Purchaser, nor any beneficial owner thereof:

(1)         is listed on the Specially Designated Nationals and Blocked Persons List maintained by OFAC pursuant to the Order and/or on any other Lists.

(2)         is a Person who has been determined by competent authority to be subject to the prohibitions contained in the Orders;

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(3)         is owned or controlled by, nor acts for or on behalf of, any Person on the Lists or any other Person who has been determined by competent authority to be subject to the prohibitions contained in the Orders;

(4)         any Assignee and its beneficial owners shall comply with the foregoing provisions effective as of the date of any assignment of rights and obligations as set forth in this Agreement. Any purported assignment to any Assignee that does not comply with the foregoing provisions shall be null and void.

(f)          Purchaser’s representations, warranties, and covenants in this Section shall survive Closing.

(g)         As used in this Section 7.2, the term “Person” means any individual, corporation, partnership, joint venture, association, joint stock company, trust, trustee, estate, limited liability company, unincorporated organization, real estate investment trust, government or any agency or political subdivision thereof, or any other form of entity.

ARTICLE VIII

CONDITION OF PROPERTY

Section 8.1         No Warranties. THE ENTIRE AGREEMENT BETWEEN THE SELLER AND PURCHASER WITH RESPECT TO THE PROPERTY AND THE SALE THEREOF IS EXPRESSLY SET FORTH IN THIS AGREEMENT. THE PARTIES ARE NOT BOUND BY ANY AGREEMENTS, UNDERSTANDINGS, PROVISIONS, CONDITIONS, REPRESENTATIONS OR WARRANTIES (WHETHER WRITTEN OR ORAL AND WHETHER MADE BY SELLER OR ANY AGENT, EMPLOYEE, MEMBER, OFFICER OR PRINCIPAL OF SELLER OR ANY OTHER PARTY) OTHER THAN AS ARE EXPRESSLY SET FORTH AND STIPULATED IN THIS AGREEMENT AND IN THE DEED DELIVERED AT CLOSING. WITHOUT IN ANY MANNER LIMITING THE GENERALITY OF THE FOREGOING, PURCHASER ACKNOWLEDGES THAT THE CONSUMMATION OF THE TRANSACTION CONTEMPLATED BY THIS AGREEMENT SHALL SIGNIFY THAT PURCHASER AND IT AND ITS REPRESENTATIVES HAVE FULLY INSPECTED THE PROPERTY, THE TENANT LEASES AND MISCELLANEOUS AGREEMENTS AND ARE FULLY FAMILIAR WITH THE FINANCIAL AND PHYSICAL (INCLUDING, WITHOUT LIMITATION, ENVIRONMENTAL) CONDITION THEREOF, AND THAT THE PROPERTY, THE TENANT LEASES AND MISCELLANEOUS AGREEMENTS WILL BE PURCHASED BY PURCHASER IN AN “AS IS” AND “WHERE IS” CONDITION AND WITH ALL EXISTING DEFECTS (PATENT AND LATENT) AS A RESULT OF SUCH INSPECTIONS AND INVESTIGATIONS AND NOT IN RELIANCE ON ANY AGREEMENT, UNDERSTANDING, CONDITION, WARRANTY (INCLUDING, WITHOUT LIMITATION, WARRANTIES OF HABITABILITY, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE) OR REPRESENTATION MADE BY SELLER OR ANY AGENT, EMPLOYEE, MEMBER, OFFICER OR PRINCIPAL OF SELLER OR ANY OTHER PARTY (EXCEPT FOR REPRESENTATIONS EXPRESSLY PROVIDED IN THIS AGREEMENT AND IN THE DEED DELIVERED AT CLOSING) AS TO THE FINANCIAL OR PHYSICAL (INCLUDING, WITHOUT LIMITATION, ENVIRONMENTAL) CONDITION OF THE PROPERTY OR THE AREAS SURROUNDING THE PROPERTY, OR AS TO ANY OTHER MATTER WHATSOEVER, INCLUDING, WITHOUT LIMITATION, AS TO ANY PERMITTED USE THEREOF, THE ZONING CLASSIFICATION THEREOF OR COMPLIANCE THEREOF WITH FEDERAL, STATE OR LOCAL LAWS, AS TO THE INCOME OR EXPENSE IN CONNECTION THEREWITH, OR AS TO ANY OTHER MATTER IN CONNECTION THEREWITH. PURCHASER ACKNOWLEDGES THAT, EXCEPT AS OTHERWISE EXPRESSLY PROVIDED ELSEWHERE IN THIS AGREEMENT AND IN THE DEED DELIVERED AT CLOSING, NEITHER SELLER, NOR ANY AGENT, MEMBER, OFFICER, EMPLOYEE OR PRINCIPAL OF SELLER NOR ANY OTHER PARTY ACTING ON BEHALF OF SELLER (INCLUDING PROPERTY MANAGER AND ITS EMPLOYEES) HAS MADE OR SHALL BE DEEMED TO HAVE MADE ANY SUCH AGREEMENT, CONDITION, REPRESENTATION OR WARRANTY EITHER EXPRESSED OR IMPLIED. THIS SECTION 8.1 SHALL SURVIVE CLOSING AND DELIVERY OF THE DEED, AND SHALL BE DEEMED INCORPORATED BY REFERENCE AND MADE A PART OF ALL DOCUMENTS DELIVERED BY SELLER TO PURCHASER IN CONNECTION WITH THE SALE OF THE PROPERTY.

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Section 8.2         Change of Conditions. SUBJECT TO SELLER'S OBLIGATIONS UNDER ARTICLE IX BELOW, PURCHASER SHALL ACCEPT THE PROPERTY AT THE TIME OF CLOSING IN SUBSTANTIALLY THE SAME CONDITION AS THE SAME IS AS OF THE EFFECTIVE DATE, AS SUCH CONDITION SHALL HAVE CHANGED BY REASON OF NORMAL WEAR AND TEAR AND NATURAL DETERIORATION AND, SUBJECT TO SECTIONS 11.1 AND 11.2 BELOW, CONDEMNATION OR DAMAGE BY FIRE OR OTHER CASUALTY AND, EXCEPT AS SPECFICALLY SET FORTH IN THIS AGREEMENT, PURCHSER SHALL HAVE NO RIGHT TO NOT PROCEED TO CLOSING BASED ON ANY CHANGE IN SUCH CONDITION. EXCEPT AS PROVIDED IN ARTICLE IX BELOW, SELLER HAS NO OBLIGATION TO MAKE ANY REPAIRS OR REPLACEMENTS REQUIRED BY REASON OF NORMAL WEAR AND TEAR, NATURAL DETERIORATION OR CONDEMNATION OR FIRE OR OTHER CASUALTY, BUT MAY, AT ITS OPTION AND ITS COST (INCLUDING THE USE OF INSURANCE PROCEEDS AS HEREIN PROVIDED), MAKE ANY SUCH REPAIRS AND REPLACEMENTS PRIOR TO THE CLOSING DATE. EXCEPT WITH RESPECT TO ANY CLAIMS BROUGHT BY PURCHASER WITH RESPECT TO ANY OF SELLER'S REPRESENTATIONS IN ACCORDANCE WITH THE TERMS OF SECTION 7.1 ABOVE, PURCHASER, ITS SUCCESSORS AND ASSIGNS, AND ANYONE CLAIMING BY, THROUGH OR UNDER PURCHASER, HEREBY FULLY RELEASES SELLER AND ITS INDEMNIFIED PARTIES FROM, AND IRREVOCABLY WAIVES ITS RIGHT TO MAINTAIN, ANY AND ALL CLAIMS AND CAUSES OF ACTION THAT IT OR THEY MAY NOW HAVE OR HEREAFTER ACQUIRE AGAINST SELLER OR ITS INDEMNIFIED PARTIES WITH RESPECT TO ANY AND ALL LOSSES ARISING FROM OR RELATED TO ANY DEFECTS, ERRORS, OMISSIONS OR OTHER CONDITIONS AFFECTING THE PROPERTY.

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SUBJECT TO THE SELLER’S COMPLIANCE WITH ITS OBLIGATIONS UNDER SECTION 9.1 BELOW, PURCHASER AGREES THAT THE DEPARTURE OR REMOVAL, PRIOR TO CLOSING, OF ANY OF TENANTS SHALL NOT BE THE BASIS FOR, NOR SHALL IT GIVE RISE TO, ANY CLAIM ON THE PART OF PURCHASER, NOR SHALL IT AFFECT THE OBLIGATIONS OF PURCHASER UNDER THIS AGREEMENT IN ANY MANNER WHATSOEVER; AND PURCHASER SHALL CLOSE TITLE AND ACCEPT DELIVERY OF THE DEED WITH OR WITHOUT SUCH TENANTS IN POSSESSION AND WITHOUT ANY ALLOWANCE OR REDUCTION IN THE PURCHASE PRICE UNDER THIS AGREEMENT. PURCHASER HEREBY RELEASES SELLER FROM ANY AND ALL CLAIMS AND LIABILITIES RELATING TO THE FOREGOING MATTERS.

Section 8.3         Seller Reports. Purchaser acknowledges that, except as expressly set forth herein and in the documents delivered at the Closing, Seller makes no warranties or representations regarding the adequacy, accuracy or completeness of Seller’s environmental reports or other third-party produced materials or other documents relating to the Property made available to Purchaser (collectively, the “Reports”), and Purchaser shall have no claim against Seller based upon the Reports. Further, Purchaser shall have no right to rely on any third party reports delivered by Seller to Purchaser, unless Purchaser has received the third party report provider’s express permission to rely thereon, at Purchaser’s sole expense. Purchaser further acknowledges that, subject to the terms of Section 10.1 below, Purchaser has had (or will have, prior to Closing) a full opportunity to perform such physical inspections, environmental and engineering investigations and appraisals of the Property as Purchaser deems appropriate prior to Closing, and Purchaser obtained or shall have the opportunity to obtain its own physical inspections, environmental and engineering reports and appraisals of the Property. Upon termination of this Agreement, Purchaser agrees to provide Seller (without any representation or warranty whatsoever and without any liability with respect to the content thereof) with copies of all environmental and engineering reports obtained by Purchaser with respect to the Property.

Section 8.4        Effect of Disclaimers. Purchaser acknowledges and agrees that the Purchase Price has been negotiated to take into account that the Property is being sold subject to the provisions of this Article VIII and that Seller would have charged a higher purchase price if the provisions in this Article VIII were not agreed upon by Purchaser.

Section 8.5         Survival. The provisions of this Article VIII shall survive Closing and delivery of the Deed.

ARTICLE IX

COVENANTS

Section 9.1         From the Effective Date until the Closing Date or earlier termination of this Agreement, Seller shall:

(a)         operate the Property in the same manner Seller has historically operated the Property and perform all customary and ordinary repairs to the Property as Seller has customarily previously performed to maintain them in substantially the same condition as they are as of the Effective Date of this Agreement. In connection herewith, Seller shall have the right to continue to enforce all of its rights against any and all tenants, guests or property occupants of the Property.

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(b)         keep, observe, and perform its obligations as landlord under the Tenant Leases in the same manner Seller has historically operated the Property. Seller shall be entitled to enter into new Tenant Leases without Purchaser’s consent provided same are done on Seller’s standard lease form.

(c)         not enter into any written or oral service contract or other service agreement with respect to the Property that will not be fully performed by Seller on or before the Closing Date, or that will not be cancelable by Purchaser without liability, penalty or premium upon no greater than thirty (30) days’ notice, without the prior written consent of Purchaser, which consent may not be unreasonably withheld, conditioned or delayed.

(d)         advise Purchaser promptly of any litigation (other than tenant eviction or collection proceedings), arbitration, or administrative hearing before any governmental agency, including condemnation proceedings, concerning or affecting the Property which is instituted or threatened after the Effective Date of which Seller has received written notice.

(e)         promptly notify Purchaser of any fact of which Seller becomes aware that would cause any of the representations, warranties, covenants, and agreements of Seller contained in this Agreement to become materially false or misleading.

(f)          not sell, assign, or convey any right, title, or interest whatsoever in or to the Property (excluding Tenant Leases), or voluntarily create any lien, encumbrance, or charge thereon without discharging the same prior to Closing.

(g)         promptly advise Purchaser in writing of any notices concerning the Property that Seller receives from any appraisal districts, taxing authorities or any governmental agency having jurisdiction over the Property.

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ARTICLE X

INSPECTION AND AUDIT

Section 10.1       Seller agrees that until the end of the Inspection Period, or the earlier termination of this Agreement, Purchaser, personally or through its authorized agents or representatives, shall be entitled to enter upon the Real Property and the Improvements to conduct such physical and environmental inspections, independent appraisals, and other tests, examinations and studies of the Property and the Property records as Purchaser desires; provided, however, (i) any such tests are not invasive (unless Seller’s written consent thereto has been obtained in advance) and any such activities do not interfere with rights of tenants under the Tenant Leases or the operations of the Property; (ii) Purchaser gives Seller reasonable prior written notice of the time and place of such entry, in order to permit a representative of Seller (or Property Manager) to accompany Purchaser; (iii) Purchaser shall restore any damage to the Property or any adjacent property caused by such actions; (iv) Purchaser shall indemnify, defend and save Seller and, as the case may be, its partners, trustees, shareholders, directors, members, officers, employees and agents (including, without limitation, Property Manager) (collectively, “Indemnified Parties”) harmless of and from any and all claims and/or liabilities which Seller and its Indemnified Parties may suffer or be subject by reason or in any manner relating to such entry and such activities by Purchaser or its agents, including, without limitation, any claims by tenants and/or invitees of the Property; provided, however, this indemnity shall not include, and shall specifically exclude, any loss, liability, damage, injury, and claims arising out of or resulting solely from (a) the gross negligence or willful misconduct of Seller or any Indemnified Party, or (b) the mere discovery by Purchaser, or its agents, representatives, contractors, or employees, acting within the scope of investigations permitted under this Agreement, of the presence of any toxic or hazardous substance in, on, or under the Property (exclusive of oil, gas and other minerals situated thereunder), provided that such actions have not materially exacerbated such substances or materially increased the likelihood of a release thereof; (v) Purchaser shall not enter into any tenant’s leased premises or communicate with any tenant unless Seller gives Purchaser consent to do so (which consent may be withheld at Seller's sole option) and Purchaser is accompanied by Seller or a representative of Seller (or Property Manager) in each instance; (vi) prior to entry onto the Property by Purchaser or any of Purchaser’s contractors, Purchaser shall furnish to Seller, or cause to be furnished by any contractor or agent of Purchaser conducting any inspection of the Property, a certificate of general liability and property damage insurance maintained such person or entity with occurrence coverage of not less than $1,000,000.00 for injury or death to any one person and $3,000,000.00 for injury or death to more than one person and $500,000.00 with respect to property damage, by water or otherwise, and naming Seller and Property Manager as additional insureds; and (vii) not conduct any environmental investigations or testing other than a standard “Phase I” investigation; provided that should the Phase I investigation recommend further Phase II testing, Purchaser will obtain in advance Seller’s consent (not to be unreasonably withheld or delayed) to such further testing. All inspection rights under this Section 10.1 shall be subject to the rights of residential tenants under the Tenant Leases.

Section 10.2       If, at any time prior to the expiration of the Inspection Period, Purchaser, in its sole and absolute discretion, determines that it does not desire to close this Agreement, for any reason or no reason, it may give notice of such fact to Seller. In that event, this Agreement shall immediately terminate without further liability on the part of Purchaser or Seller (except for such liability that survives such termination in accordance with the express terms hereof), whereupon the Earnest Money shall be immediately returned to Purchaser by the Escrow Agent. Should this Agreement remain in effect after the expiration of the Inspection Period, any and all Earnest Money shall thereafter be nonrefundable to Purchaser in all instances (other than as expressly provided herein to the contrary) but shall be applied toward the Purchase Price at Closing; provided, however, in the event the transactions contemplated by this Agreement are not closed on or before the Closing Date, and such failure is not due to a default by Seller under this Agreement or a failure of a condition identified in Section 12.2 below not caused by Seller, then Seller shall be entitled to terminate this Agreement, whereupon the Escrow Agent shall disburse any and all Earnest Money to Seller.

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ARTICLE XI

DAMAGE OR DESTRUCTION PRIOR TO CLOSING; CONDEMNATION

Section 11.1       Casualty.

(a)         Prior to the Closing, the risk of loss or damage to the Property by fire, earthquake, hurricane or other casualty shall be borne by Seller. If damage, loss or destruction of the Property or any part thereof, by fire, earthquake, hurricane or other casualty (each a “Casualty”), occurs prior to the Closing, Seller shall promptly notify Purchaser of such damage, loss or destruction.

(b)         Seller agrees to maintain in full force and effect until the Closing, the fire and extended coverage insurance policies now in effect on the Property (or substitute policies in equal or greater amounts).

(c)         In the event the Improvements and/or any of the items constituting the Personal Property should be damaged by any Casualty prior to Closing, and if the cost of repairing such Casualty damage, as estimated by the insurance adjustor or a contractor retained by Purchaser, is:

(1)         less than FOUR hundred thousand and no/100 dollars ($400,000.00), then Seller shall assign to Purchaser, at Closing, all insurance proceeds recoverable for such Casualty damage or pay all such proceeds to Purchaser when received (which obligation shall survive Closing), and Purchaser shall receive a credit against the Purchase Price in the amount of any deductible required by Seller’s insurance policies, but there shall be no other credit against or reduction in the Purchase Price attributable to such Casualty; provided, however, Seller shall be obligated to make such emergency repairs as are necessary to prevent further damage to the Property or injury to any person thereon and Seller may use insurance proceeds for this limited purpose (and shall not be obligated to reimburse such amounts to Purchaser nor to reduce the Purchase Price by reason thereof); or

(2)         equal to or more than FOUR hundred thousand and no/100 dollars ($400,000.00), then Purchaser may elect to terminate this Agreement by giving written notice of termination to Seller within five (5) Business Days after Seller’s notice to Purchaser of the occurrence of the Casualty (whereupon the Earnest Money shall be immediately returned to Purchaser by the Escrow Agent); and if Purchaser does not timely elect to terminate this Agreement, then Purchaser shall be deemed to have waived such termination right and shall be required to proceed to Closing hereunder, and Seller shall assign to Purchaser, at Closing, all insurance proceeds recoverable for such damage or pay all such proceeds to Purchaser when received (which obligation shall survive Closing), and Purchaser shall receive a credit against the Purchase Price in the amount of any deductible required by Seller’s insurance policies, but there shall be no other credit against or reduction in the Purchase Price attributable to such Casualty; provided, however, Seller shall, to the extent of available insurance proceeds, be obligated to make such emergency repairs as are necessary to prevent further damage to the Property or injury to any person thereon, and Seller may use insurance proceeds for this limited purpose and shall not be obligated to reimburse such amounts to Purchaser nor to reduce the Purchase Price by reason thereof.

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Section 11.2       Condemnation. In the event of a taking or threatened taking by condemnation or similar proceedings or actions (each a “Taking”) of all of the Property, or any portion of the Property, Seller shall promptly notify Purchaser in writing, and Purchaser shall, in the event that the Taking shall have a materially adverse effect on access to, or parking at, the Property or otherwise affects more than five percent (5%) of the square footage of the Improvements, have the option to terminate this Agreement upon written notice to Seller given within five (5) Business Days following receipt of such notice from Seller, whereupon the Earnest Money shall be immediately returned to Purchaser by the Escrow Agent. If Purchaser does not exercise its option under the immediately preceding sentence of this Section 11.2 to terminate this Agreement, then the Agreement shall remain in full force and effect and Purchaser shall be deemed to have waived such termination right and shall be required to proceed to Closing hereunder, and Seller shall assign or pay to Purchaser at Closing Seller’s entire interest in and to any and all awards or proceeds from any such Taking proceedings or actions in lieu thereof and there shall be no abatement of the Purchase Price, and Seller shall be relieved of its obligation to convey title to the portion of the Property so taken. Seller agrees to consult Purchaser in the contesting of any Taking proceeding concerning the Property during the pendency of this Agreement.

ARTICLE XII

CONDITIONS PRECEDENT TO CLOSING

Section 12.1      Purchaser shall not be obligated to close under this Agreement unless each of the following conditions shall be satisfied or waived prior to the Closing Date:

(a)         Any objections to the title or survey which Seller is obligated to cure pursuant to Section 5.3, have been cured or insured over as of the Closing Date;

(b)         the representations and warranties of Seller contained in Section 7.1 are true and correct in all material respects as of the Closing Date, except such changes and modifications thereof as are expressly waived in writing by Purchaser;

(c)         Seller has complied in all material respects with the covenants applicable to Seller contained herein and delivered all of the items required to be delivered by Seller pursuant to Section 13.2 below; and

(d)         subject only to reasonable Title Company requirements that must be satisfied by Purchaser, the Title Company is otherwise unconditionally and irrevocably committed to issue the Title Policy as of the Closing Date, subject only to the Permitted Exceptions.

Section 12.2       Seller shall not be obligated to close under this Agreement unless each of the following conditions shall be satisfied or waived prior to the Closing Date:

(a)         the representations and warranties of Purchaser contained in Section 7.2 are true and correct as of the Closing Date; and

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(b)         Purchaser has complied with the covenants applicable to Purchaser contained herein and delivered all of the items required to be delivered by Purchaser pursuant to Section 13.3 hereof.

ARTICLE XIII

CLOSING

Section 13.1       The Closing hereunder shall take place via an escrow through the Title Company, on or before the Closing Date, with physical attendance of the parties not being required. In the event the transactions contemplated by this Agreement are not closed on or before the Closing Date, and such failure is due to a default by Seller under this Agreement or a failure of a condition identified in Section 12.1 where such failure is not caused by Purchaser, then, at Purchaser’s option, this Agreement shall terminate and the Escrow Agent shall disburse any and all Earnest Money to Purchaser.

Section 13.2       At the Closing, Seller shall deliver or cause to be delivered into escrow with the Title Company for the benefit of Purchaser, at Seller’s sole cost and expense, each of the following items:

(a)         A special warranty deed, in the form of Exhibit E attached hereto (the "Deed"), duly executed and acknowledged by Seller, subject only to the Permitted Exceptions, and, if applicable pursuant to Section 5.1 above, a quitclaim deed conveying the Real Property as described by the Survey Legal;

(b)         A bill of sale, in the form of Exhibit F attached hereto, duly executed by Seller;

(c)         An assignment of the Tenant Leases, in the form of Exhibit G attached hereto, duly executed and acknowledged by Seller;

(d)         An updated Rent Roll dated not earlier than two (2) days prior to Closing certified by Seller to be true and correct in all material respects;

(e)         Purchaser's notice letter to the tenants, in the form of Exhibit H attached hereto;

(f)          An assignment of the Miscellaneous Agreements, in the form of Exhibit I attached hereto, duly executed and acknowledged by Seller;

(g)         Such evidence or documents as may be reasonably required by the Title Company evidencing the status and capacity of Seller and the authority of the person or persons who are executing the various documents on behalf of Seller in connection with the sale of the Property;

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(h)         All keys to all locks on the Property; all tenant files for current tenants under the Tenant Leases, files pertaining to the operation of Property or the rental business, books, records, advertising materials, and correspondence pertaining to the Property; and all documents in the possession of Seller pertaining to current tenants of the Property, including, but not by way of limitation, any applications, correspondence and credit reports relating to each such current tenant (including files and data in electronic media); provided, however, that Seller may remove all data and programs, including operating systems, from any computers left at the Improvements, which data shall remain the property of Seller; provided that Seller shall provide password access to such computers to Seller. All such materials may be delivered at the Property and do not need to be delivered into escrow with the Title Company;

(i)          A FIRPTA Affidavit in a form of Exhibit J attached hereto, duly executed by Seller;

(j)          A termination of the existing management agreement with Property Manager for the Property;

(k)         A closing statement, prepared by the Title Company, in form and content satisfactory to Purchaser and Seller (the “Closing Statement”) duly executed by Seller;

(l)          An IRS 1099-S form and applicable Tennessee tax reporting forms, duly executed by Seller; and

(m)        Any other documents or agreements required by the Title Company to issue the Title Policy, including, without limitation, an owner’s affidavit in such form and content as approved by Seller in its reasonable discretion.

Section 13.3       At the Closing, Purchaser shall deliver into escrow with the Title Company, for the benefit of Seller, the following items:

(a)         The Purchase Price, as set forth in Section 3.1;

(b)         An assignment and assumption of Tenant Leases, in the form of Exhibit G attached hereto, duly executed and acknowledged by Purchaser;

(c)         A copy of the notice letter to the tenants, in the form of Exhibit H attached hereto, duly executed by Purchaser;

(d)         An assignment of the Miscellaneous Agreements, in the form of Exhibit I attached hereto, duly executed and acknowledged by Purchaser;

(e)         Such evidence or documents as may reasonably be required by Seller or the Title Company evidencing the status and capacity of Purchaser and the authority of the person or persons who are executing the various documents on behalf of Purchaser in connection with the sale of the Property;

(f)          The Closing Statement duly executed by Purchaser and distributed to the Title Company, Purchaser, Seller and their respective counsel; and

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(g)         Any other documents or agreements required by the Title Company to issue the Title Policy.

Section 13.4       At Closing, the following items shall be adjusted or prorated between Seller and Purchaser:

(a)         Rents collected for the Property or portions thereof shall be prorated as of the Closing Date (with the Closing Date belonging to Purchaser). No proration shall be made in relation to delinquent rents existing, if any, as of the Closing Date. In adjusting for uncollected rents, no adjustment shall be made in Seller’s favor for rents which have accrued and are unpaid as of Closing. All rents received by Purchaser within ninety (90) days after the Closing Date shall be applied first to the then current month’s rent, next to any delinquencies owed to Purchaser for months following Closing, next to the month in which Closing occurred, and then to any delinquencies that existed as of the Closing Date. Purchaser shall not be obligated to take any action to collect Seller’s delinquent rents or to incur any out of pocket third party expense in connection with such actions and Purchaser shall not be obligated to take any action to terminate a tenancy. Seller reserves the right to bring suit against tenants of the Property to collect for accrued but unpaid rents owed Seller as of the Closing Date, but Seller may not, subsequent to Closing, bring suit for possession of the premises occupied by such tenants. Any delinquent rents owed to Seller and collected by Purchaser pursuant to this Section 13.4(a) shall, after deduction of any collection expenses actually incurred by Purchaser in connection therewith, be forthwith paid by Purchaser to Seller. This provision shall survive Closing but shall not be deemed an obligation, express or implied, by or on behalf of Purchaser to take any action to collect such delinquent rents.

(b)         Seller shall credit against the Purchase Price the amount of any refundable, unapplied security deposits held by Seller pursuant to provisions of any Tenant Leases, together with the aggregate amount of interest owing on such security deposits where interest is owing pursuant to the terms of the applicable Tenant Lease or Tennessee law.

(c)         Taxes, ad valorem or otherwise, for the Property for the 2013 (or 2014 if the Closing occurs in 2014) tax year (the “Closing Tax Year”) shall be prorated to date of Closing (with the Closing Date belonging to the Purchaser) based on a calendar year, and Seller shall credit against the Purchase Price the amount of Seller’s pro rata portion of such taxes. Seller’s pro rata portion of such Closing Tax Year taxes shall be based upon taxes actually assessed for the Closing Tax Year; provided, however, if for any reason, taxes for the Closing Tax Year have not been assessed on the Property such proration shall be estimated based upon the most recently published tax rate and valuation for the Property for the immediately preceding tax year (and Seller agrees to provide notice of such valuation to Purchaser upon receipt of same from the applicable tax authorities), and adjusted (and payment made by one party to the other party hereto as required) within thirty (30) days following the date when exact amounts for the Closing Tax Year are available and such adjustment provision shall expressly survive the Closing hereof.

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(d)         Purchaser acknowledges that Seller's insurance coverage on the Property shall be terminated as of the Closing and there shall be no proration of the insurance premiums.

(e)         All other current income and ordinary operating expenses for or pertaining to the Property, public utility charges, maintenance, service charges, and all other normal operating charges of the Property shall be prorated at the Closing effective as of the Closing Date (with the Closing Date belonging to Purchaser). The parties acknowledge and agree that any referral fees due to apartment locators for any Tenant Leases executed after the Effective Date shall be paid by the party that owns the Property when such referral fee obligation is incurred. Seller shall request from the applicable utility company(ies) that all utility meters be read on the day before the Closing Date and Seller shall credit against the Purchase Price (or furnish evidence of prior payment) an amount equal to all unpaid utility charges incurred or accrued to the reading of such utility meters. At its election, Seller shall be entitled to notify any service provider of its election to terminate any utility service accounts and to receive the return of any utility deposits held by any utility provider, in which event Purchaser shall be responsible for establishing its own replacement arrangements for such services.

In the event any adjustments pursuant to this Section 13.4 are, subsequent to Closing, found to be erroneous, then either party hereto who is entitled to additional monies shall invoice the other party for such additional amounts as may be owing, and such amount shall be paid within ten (10) days from receipt of the invoice. Amounts due under this Section 13.4 shall not be subject to the cap on liability contained in Section 17.1. This covenant shall survive the Closing of the sale contemplated hereby for a period of one (1) year with respect to tax prorations and ninety (90) days with respect to all other prorations, and shall then terminate.

Section 13.5       Closing Costs.

(a)         Seller shall pay (i) the costs of its counsel, (ii) one-half (1/2) of the escrow fee charged by the Title Company; and (iii) recording fees for releases of items which Seller is required to release or remove pursuant to this Agreement.

(b)         Purchaser shall pay (i) the costs of its counsel, architect, engineers and other professionals and consultants, (ii) the cost of the Survey, (iii) all Title Company charges for the Title Policy, (iv) one-half (1/2) of the escrow fee charged by the Title Company, and (v) all transfer taxes imposed on the recording of the Deed and all other recording fees owing on the documents to be recorded to complete the transactions identified herein, other than recording fees for releases of items which Seller is required to release or remove pursuant to this Agreement.

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ARTICLE XIV

ASSIGNMENT

Section 14.1      Purchaser may not assign Purchaser's rights and obligations under this Agreement (which shall include its rights in and to the Earnest Money) to a third party (“Assignee”) without Seller’s prior written consent. Notwithstanding the foregoing to the contrary, Purchaser shall have the one-time right to transfer all of its rights under this Agreement to an Assignee without Seller’s prior consent (but with notice to Seller of such assignment) so long as Purchaser or an affiliate of Purchaser controls, or is under control with, such Assignee entity. Any permitted assignment shall be on the further conditions that (a) the Assignee expressly assumes the obligations of Purchaser hereunder in a written agreement, which agreement will also set forth the Assignee's taxpayer identification number, and (b) Assignee conforms with the requirements set forth in Section 7.2. Purchaser shall promptly provide Seller with a copy of any such written assignment. Any attempt to assign the Agreement other than in accordance with this Section 14.1 shall be null and void and considered a default hereunder. Notwithstanding any such permitted assignment, Purchaser shall remain liable for the performance of its obligations hereunder. Subject to the foregoing provisions of this Section 14.1, this Agreement shall inure to the benefit of and be binding on the parties hereto and their respective heirs, legal representatives, successors, and assigns. This Agreement is for the sole benefit of Seller and Purchaser (including a permitted Assignee), and no third party (including, without limitation, subsequent owners of the Property) is intended to be a beneficiary of or have the right to enforce this Agreement.

ARTICLE XV

REAL ESTATE COMMISSION

Section 15.1       Seller and Purchaser represent and warrant each to the other that they have not dealt with any real estate broker, sales person or finder in connection with this transaction other than CBRE – Steve Massey (as “Seller's Broker”). Seller does hereby represent and warrant that it, its members, officers, employees and agents have not contracted for any real estate commissions or similar fees and Seller has not acted in a manner so as to give rise to a claim for such real estate commissions or similar fee, except as provided in this Section 15.1. Seller shall be responsible for the payment of real estate commissions due and payable to Seller's Broker, as provided by separate written agreement between Seller and Seller’s Broker. Seller does hereby agree to indemnify and defend Purchaser against and hold Purchaser harmless from any and all such real estate commissions, claims to such commissions or similar fees, including costs and attorneys’ fees incurred in any lawsuit regarding such commissions or fees, to the extent such claims or liabilities are based upon the actions of Seller. In connection therewith, Purchaser does hereby represent and warrant that it, its officers, employees, members and agents have not contracted for any real estate commissions or similar fees and Purchaser has not acted in a manner so as to give rise to a claim for such real estate commissions or similar fee. Purchaser shall be solely responsible for the payment of any and all real estate commissions, claims to such commissions or similar fees arising, directly or indirectly, out of this transaction and based upon the actions of Purchaser. Purchaser does hereby agree to indemnify and defend Seller and hold Seller harmless from and against any other real estate commissions, claims to such commissions or similar fees, including costs and attorneys’ fees incurred in any lawsuit regarding such commissions and fees, to the extent such claims or liabilities are based upon actions of Purchaser. The indemnity provisions of this Section 15.1 shall survive the Closing or termination of this Agreement.

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ARTICLE XVI

REMEDIES OF DEFAULT

Section 16.1       In the event of Seller's default at any time during the term hereof, and Seller’s failure to cure such default within three (3) days thereafter, Purchaser may elect, at its option, as its sole and exclusive remedy, (a) to terminate this Agreement, in which case the Earnest Money shall be returned to Purchaser by the Escrow Agent promptly after receipt of Purchaser’s demand therefor, and Purchaser and Seller shall be released from any further liability hereunder except for any liability that survives such termination by the express terms hereof, or (b) enforce specific performance hereunder against Seller. If Purchaser fails to file an action for specific performance within 90 days after the Closing Date, then Purchaser shall be deemed to have elected to terminate the Contract in accordance with subsection (a) above. Purchaser specifically waives the right to file any lis pendens or any lien against the Property unless and until it has irrevocably elected to seek specific performance of this Agreement and has filed and is diligently pursuing an action seeking such remedy; provided that in the event the remedy of specific performance is not available because of Seller’s conveyance of the Property to a bona fide purchaser, Purchaser shall as entitled to recover its actual damages incurred, not to exceed $50,000.

Section 16.2       In the event that Seller is unable to consummate the sale contemplated hereby due to a default by Purchaser, then, as Seller's sole and exclusive remedy and relief, the Earnest Money shall be paid to Seller by the Escrow Agent as liquidated damages for Purchaser’s default. Such amount is agreed upon by and between Seller and Purchaser as liquidated damages and not as a penalty, due to the difficulty and inconvenience of ascertaining and measuring actual damages, and the uncertainty thereof; and no other damages, rights or remedies shall in any case be collectible, enforceable or available to Seller other than as specified in this Article XVI, but Seller shall accept said cash payment as Seller's total damages and relief.

Section 16.3       Seller and Purchaser specifically acknowledge and agree that any limitation on remedies set forth in this Article XVI does not apply to the express hold harmless and indemnification agreements set forth in this Agreement or to the amounts recoverable pursuant to Section 18.5 below.

Section 16.4       In no event shall any party to this Agreement be entitled to bring a claim for any consequential, punitive, special or indirect damages under this Agreement.

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ARTICLE XVII

LIABILITY CONCERNING REPRESENTATIONS AND WARRANTIES

Section 17.1       Notwithstanding any provision to the contrary set forth in this Agreement, the representations of Seller expressly set forth in Section 7.1 of this Agreement shall survive Closing under this Agreement for a period of six (6) months; provided, however, that such representations are, and are intended to be, given as of the date(s) set forth in Section 7.1 (subject to Seller’s obligation to correct or update such representations as set forth in Section 7.1) and further provided that Seller shall have no liability to Purchaser by reason of a breach or default of any of Seller's representations, unless (i) the transaction contemplated herein is consummated and (ii) Purchaser shall have given to Seller written notice (“Warranty Notice”) of such breach or default prior to Closing or within six (6) months following the Closing Date, and shall have given to Seller an opportunity to cure any such breach or default within a reasonable period of time after Seller’s receipt of such Warranty Notice. With respect to the Seller representations and any other obligations of Seller under this Agreement, except as expressly provided in this Agreement, in no event shall the aggregate liability of Seller to Purchaser by reason of a breach or default of one or more of such Seller’s representations or other obligations of Seller under this Agreement exceed $150,000 (with Seller’s liability for such representations or other obligations limited to actual damages and not to include consequential damages). Any litigation by Purchaser with respect to any representation must be commenced within ninety (90) days from the date of the Warranty Notice, and if not commenced within such time period, Purchaser shall be deemed to have waived its claims for such breach or default.

ARTICLE XVIII

MISCELLANEOUS

Section 18.1      All notices, demands, or other communications of any type (herein collectively referred to as “Notices”) given by Seller to Purchaser or by Purchaser to Seller, whether required by this Agreement or in any way related to the transaction contracted for herein, shall be void and of no effect unless given in strict accordance with the provisions of this Section 18.1. All notices concerning termination of, or default under, this Agreement shall be in writing and delivered to the person to whom the notice is directed, either in person, by facsimile, by nationally recognized overnight courier, or by United States Mail, as a registered or certified item, return receipt requested. All other notices may also be delivered via email; provided, however, that the party attempting to establish that such notice was received by the intended recipient shall bear the burden of proof concerning such receipt. Notices delivered by mail shall be effective three (3) Business Days following the date when deposited in a post office or other depository under the care or custody of the United States Postal Service, enclosed in an envelope with proper postage affixed, addressed if to Seller, as follows:

c/o Bluerock Real Estate, L.L.C.
712 Fifth Avenue, 9th Floor
New York, NY 10019
Attention: Jordan Ruddy
Telephone No.: (646) 278-4223
Facsimile No.: (646) 278-4220
Email: jruddy@bluerockre.com

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With a copies to:	c/o Bluerock Real Estate, L.L.C.
712 Fifth Avenue, 9th Floor
New York, NY 10019
Attention: Michael Konig
Telephone No.: (646) 278-4230
Facsimile No.: (646) 278-4220
Email: mkonig@bluerockre.com

Hawthorne Residential Partners
806 Green Valley Road, Suite 311
Greensboro, NC 27408
Attention: Philip M. Payonk, Chief Investment Officer
Telephone No.: (336) 553-1700
Email: ppayonk@hrpliving.com

Hirschler Fleischer PC
2100 East Cary Street
Richmond, VA 23223
Attention: S. Edward Flanagan
Telephone No.: (804) 771-9592
Facsimile No.: (804) 644-0957
Email: eflanagan@hf-law.com

and addressed, if to Purchaser, as follows:

Prominent Realty Group of Georgia, Inc.
5425 Peachtree Parkway
Norcross, GA 30092
Attention: Douglas Foppe
Telephone: (678) 906-4040
Facsimile: (678) 906-4042
Email: PRG2000@mindspring.com

With a copy to:	Foltz Martin
3525 Piedmont Rd. NE
Building 5, Suite 750
Atlanta, GA 30305
Attention: Joseph B. Foltz, Esq.
Telephone: (404) 231-9397
Facsimile: (404) 237-1659
Email: jfoltz@foltzmartin.com

Notice given in person, facsimile or email shall be effective upon confirmed receipt or refusal by the addressee. Notice given by overnight courier shall be effective one (1) Business Day after delivery. Either party hereto may change the address for notice specified above by giving the other party ten (10) days advance written notice of such change of address. Notices to and from counsel to the parties with copies to the appropriate party will constitute proper notice hereunder.

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Section 18.2      This Agreement shall be construed and interpreted in accordance with the laws of the State of Tennessee and the obligations of the parties hereto are and shall be performable in the city wherein the Property is located. Where required for proper interpretation, words in the singular shall include the plural; the masculine gender shall include the neuter and the feminine, and vice versa. The terms "heirs, executors, administrators and assigns" shall include "successors, legal representatives and assigns."

Section 18.3      This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, successors and assigns. This Agreement may not be modified or amended, except by an agreement in writing signed by Seller and Purchaser. The parties may waive any of the conditions contained herein or any of the obligations of the other party hereunder, but any such waiver shall be effective only if in writing and signed by the party waiving such conditions or obligations.

Section 18.4       Time is of the essence of this Agreement.

Section 18.5       In the event it becomes necessary for either party hereto to file a suit to enforce this Agreement or any provisions contained herein or to participate in any bankruptcy proceeding instituted by or against the other party hereto, the party prevailing in such action (or the non-bankruptcy filing party, as applicable) shall be entitled to recover, in addition to all other remedies or damages, reasonable attorneys’ fees and court costs, including appellate costs, incurred in such suit (or proceeding).

Section 18.6      The descriptive headings of the several Articles, Sections and Paragraphs contained in this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

Section 18.7      This Agreement, including the Exhibits and Addenda hereto and the items to be furnished in accordance with Article VI, constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings of the parties in connection therewith. No representation, warranty, covenant, agreement or condition not expressed in this Agreement shall be binding upon the parties hereto or shall affect or be effective to interpret, change or restrict the provisions of this Agreement.

Section 18.8       Multiple originals of this Agreement have been executed by the parties hereto. Each such executed original shall have the full force and effect of an original executed instrument. Executions sent via facsimile or email shall have the full force and effect of an original executed instrument pending receipt of original executed instruments. Signature pages from the multiple originals may be assembled to form one document. This Agreement may be executed in multiple counterparts, all of which when taken together shall constitute one and the same agreement.

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Section 18.9       Unless otherwise specified, in computing any period of time described in this Agreement, the day of the act or event after which the designated period of time begins to run is not to be included and the last day of the period so computed is to be included, unless such last day is a Saturday, Sunday or legal holiday under the laws of the State of Tennessee, in which event the period shall run until the end of the next day which is neither a Saturday, Sunday or legal holiday (each a “Business Day”). The final day of any such period shall be deemed to end at 5:00 p.m. (US Eastern Time).

Section 18.10     If any term or provision of this Agreement which would not deprive the parties of the benefit of the bargain shall be held to be invalid, illegal, unenforceable or inoperative as a matter of law, the remaining terms and provisions of this Agreement shall not be affected thereby, but each such remaining term and provision shall be valid and shall remain in full force and effect.

Section 18.11    Each party hereto acknowledges that each of them has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review this Agreement with its legal counsel and that this Agreement has been jointly drafted and shall be construed as having been jointly drafted by each party hereto. Accordingly, the normal rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments or exhibits hereto.

Section 18.12     Purchaser acknowledges that this Agreement is entered into by Seller as a limited liability company, and Purchaser agrees that no individual member, officer, director, manager, employee or other representative of Seller shall have any personal liability under this Agreement or under any document executed in connection with the transactions contemplated by this Agreement.

Section 18.13    Purchaser acknowledges that the Property may be subject to the federal Americans With Disabilities Act (the "ADA") and the federal Fair Housing Act (the "FHA"). The ADA requires, among other matters, that tenants and/or owners of "public accommodations" remove barriers in order to make the Property accessible to disabled persons and provide auxiliary aids and services for hearing, vision or speech impaired persons. Seller makes no warranty, representation or guarantee of any type or kind with respect to the Property's compliance with the ADA or the FHA (or any similar state or local law), and Seller expressly disclaims any such representations; provided that Seller has, to Seller’s knowledge, received no notice of non-compliance with the ADA or FHA from applicable authorities.

Section 18.14    THIS AGREEMENT IS PERFORMABLE IN THE CITY OF CHATTANOOGA, TENNESSEE, AND SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE, THE SUBSTANTIVE FEDERAL LAWS OF THE UNITED STATES AND THE LAWS OF THE STATE OF TENNESSEE. PURCHASER AND SELLER HEREBY IRREVOCABLY SUBMIT TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT SITTING IN THE CITY OF CHATTANOOGA, TENNESSEE IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND HEREBY IRREVOCABLY AGREE THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING SHALL BE HEARD AND DETERMINED IN A STATE OR FEDERAL COURT SITTING IN THE CITY OF CHATTANOOGA, TENNESSEE.

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Section 18.15    Upon Seller's request to Purchaser, Purchaser agrees to reasonably cooperate with Seller so that Seller's transfer of the Property to Purchaser shall, at Seller's election, be accomplished in a manner enabling the transfer to qualify as part of a like-kind exchange of property by Seller within the meaning of Section 1031 of the Internal Revenue Code (a “Like-Kind Exchange”). If Seller so elects, Purchaser shall reasonably cooperate with Seller to effect such Like-Kind Exchange, which cooperation shall include, without limitation, taking such actions as Seller reasonably requests to enable such transfer to qualify as part of a Like-Kind Exchange. Upon Purchaser’s request to Seller, Seller agrees to reasonably cooperate with Purchaser so that Seller’s transfer of the Property to Purchaser shall, at Purchaser's election, be accomplished in a manner enabling the transfer to qualify as part of a Like-Kind Exchange of property by Purchaser. If Purchaser so elects, Seller shall reasonably cooperate with Purchaser to effect such Like-Kind Exchange, which cooperation shall include, without limitation, taking such actions as Purchaser reasonably requests to enable such transfer to qualify as part of a Like-Kind Exchange. Neither party's obligations hereunder shall be increased as a result of the agreements provided in this subsection, and each party shall bear all costs and expenses associated with any Like-Kind Exchange initiated for such party's benefit.

Section 18.16     Prior to the Closing, the parties shall use commercially reasonable efforts to ensure that no publicity or other disclosure of information not already in the public domain occurs regarding this transaction or the “Information” (as defined below); provided, however, such disclosures may be made (a) to the parties’ respective members, consultants, contractors, engineers, partners, investors, employees, agents, representatives, brokers, advisors and attorneys (individually, a “Representative” and, collectively, “Representatives”), provided each Representative agrees to be bound by the confidentiality provisions of this Section 18.16 or (b) as required by applicable law. Without Seller’s prior written consent, Purchaser shall not, prior to Closing, market or offer the Property for sale, nor entertain or solicit offers for the sale of the Property. As used in this Agreement, the term “Information” shall mean any of the following: (i) all information and documents in any way relating to the Property, the operation thereof or the sale thereof, including, without limitation, the terms of sale, the contractual terms set forth in this Agreement, all leases and contracts furnished to, or otherwise made available for review by, Purchaser or Purchaser’s Representatives, or by Seller or Seller’s Representatives, and (ii) all analyses, compilations, data, studies, reports or other information or documents prepared or obtained by Purchaser or Purchaser's Representatives containing or based on, in whole or in part, the information or documents described in the preceding clause (i), or otherwise reflecting their review or investigation of the Property. Notwithstanding any provision of law to the contrary, if either party asserts a claim of breach alleging a violation of this Section 18.16, the party asserting such claim shall carry the burden of proof.

Section 18.17     Purchaser shall not cause or allow this Agreement or any contract or other document related hereto, nor any memorandum or other evidence hereof, to be recorded or become a public record without Seller's prior written consent, which consent may be withheld at Seller's sole discretion. If Purchaser records this Agreement or any other memorandum or evidence thereof, Purchaser shall be in default of its obligations under this Agreement. Purchaser hereby appoints Seller as Purchaser's attorney-in-fact to prepare and record any documents necessary to effect the nullification and release of the Agreement or other memorandum or evidence thereof from the public records. This appointment shall be coupled with an interest and irrevocable.

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Section 18.18    Except for (a) all of the provisions of this Article XVIII; (b) any other provisions in this Agreement that by their express terms survive the termination or Closing; (c) any payment obligation of Purchaser under this Agreement; and (d) any payment obligation of Seller under this Agreement arising prior to Closing or earlier termination thereof (the foregoing (a), (b), (c) and (d) referred to herein as the "Survival Provisions"), none of the terms and provisions of this Agreement shall survive the termination of this Agreement, and if the Agreement is not so terminated, all of the terms and provisions of this Agreement (other than the Survival Provisions, which shall survive the Closing) shall be merged into the Closing documents and shall not survive Closing.

Section 18.19     Seller and Purchaser agree to cooperate in a post-closing audit and final reconciliation of all items of income and expense at the Property as of the Closing Date on or before 90 days after Closing. Further, from and after the Closing, for a period of one (1) year, Purchaser shall allow Seller and its agents and representatives, at Seller’s expense, to have reasonable access to (upon reasonable prior notice and during normal business hours), and to make copies of the books and records with respect to the Property for the period prior to Closing, to the extent reasonably necessary to enable Seller to among other things make any requisite tax and securities related filings with respect to its affiliated real estate investment trust, to file or defend tax returns, to verify accounts receivable collections due Seller, and to enable Seller to complete, in accordance with Seller’s policies and procedures, any and all post-Closing accounting, reconciliation and closing procedures.

ARTICLE XIX

LEAD–BASED PAINT DISCLOSURE

Section 19.1       Disclosure. Seller and Purchaser hereby acknowledge delivery of the Lead Based Paint Disclosure attached as Exhibit M hereto.

[SIGNATURE(S) ON FOLLOWING PAGE(S)]

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EXECUTED on this 12th day of December, 2013, by Purchaser.

Purchaser:

PROMINENT REALTY GROUP OF GEORGIA, INc, a Georgia corporation

By:	/s/ Douglas P. Foppe
Name:	Douglas P. Foppe
Its:	President

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EXECUTED on this ____ day of December, 2013, by Seller.

Seller:

BR CREEKSIDE LLC,
a Delaware limited liability company

By:	BR Hawthorne Creekside JV, LLC, a Delaware limited liability company, its sole Member

	By:	BR Creekside Managing Member, LLC, a Delaware limited liability company, its Manager

		By:	BEMT Creekside, LLC, a Delaware limited liability company, its Manager

			By:	Bluerock Residential Holdings, L.P., a Delaware limited partnership, its sole member

				By:	Bluerock Residential Growth REIT, Inc., a Maryland corporation, its general partner

					By:	/s/ Ramin Kamfar
R. Ramin Kamfar, Chief Executive Officer and President

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Receipt of this fully executed Agreement is acknowledged by the Escrow Agent this 12th day of December, 2013.

MADISON TITLE AGENCY, LLC

By:	/s/ Daniela Graca
Name:	Daniela Graca
Title:	Transaction Manager

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EXHIBIT A

PERSONAL PROPERTY

[To be attached ]

CREEKSIDE APARTMENTS -AGREEMENT OF PURCHASE AND SALE Exhibit A	1

EXHIBIT B

PROPERTY DESCRIPTION

All that certain lot, piece or parcel of land, with the buildings and improvements thereon erected, situate, lying and being in the City of Chattanooga, County of Hamilton, State of Tennessee.

Being a tract of land located in the city of Chattanooga, Hamilton County, Tennessee, and known as Tract 1, The Reserve at Creekside, recorded in Plat Book 77 Page 45, 46 and 47, in the Register's Office of Hamilton County, Tennessee, and being more particularly described as follows: Beginning at the intersection of the southern right-of-way of East Brainerd Road, having a width of 60 feet and the centerline of a private road known as Reserve Way; thence, leaving said right-of-way and continuing along the centerline of Reserve Way and being the dividing line of said Tract 1 and Tract 5, the Reserve at Creekside, the following bearing and distances: South 33 degrees 31 minutes 48 seconds West 36.02 feet; thence, in a curve to the right having an arc length of 73.90 feet and a radius of 155.50 feet and subtended by a chord of South 47 degrees 08 minutes 40 seconds West 73.20 feet; thence South 60 degrees 45 minutes 30 seconds West 81.24 feet; thence, in a curve to the left having an arc length of 66.19 feet and a radius of 119.50 feet and subtended by a chord of South 44 degrees 53 minutes 27 seconds West 65.35 feet; thence South 29 degrees 01 minutes 24 seconds West 57.30 feet; thence, in a curve to the right having an arc length of 29.72 feet and a radius of 105.00 feet and subtended by a chord of South 37 degrees 07 minutes 54 seconds West 29.62 feet; thence South 45 degrees 14 minutes 24 seconds West 89.44 feet; thence, in a curve to the right having an arc length of 42.07 feet and a radius of 105.00 feet and subtended by a chord of South 56 degrees 43 minutes 09 seconds West 41.79 feet; thence South 68 degrees 11 minutes 54 seconds West 43.45 feet; thence, in a curve to the left having an arc length of 250.33 feet and a radius of 320.00 feet and subtended by a chord of South 45 degrees 47 minutes 17 seconds West 243.99 feet; thence South 23 degrees 22 minutes 40 seconds West 127.61 feet; thence, leaving said centerline, South 66 degrees 37 minutes 20 seconds East 67.16 feet; thence South 23 degrees 04 minutes 59 seconds West 89.60 feet; thence South 89 degrees 27 minutes 53 seconds West 64.57 feet; thence South 22 degrees 38 minutes 11 seconds West 32.34 feet; thence, in a curve to the left having an arc length of 144.74 feet and a radius of 182.99 feet and subtended by a chord of South 00 degrees 43 minutes 08 seconds West 140.99 feet; thence South 21 degrees 56 minutes 24 seconds East 335.99 feet; thence South 67 degrees 20 minutes 15 seconds West 171.51 feet; thence South 20 degrees 51 minutes 53 seconds East 327.71 feet to the southernmost paint of said Tract 5; thence South 23 degrees 29 minutes 05 seconds West 270.08 feet; thence South 24 degrees 06 minutes 50 seconds West 614.93 feet; thence North 65 degrees 31 minutes 01 seconds West 365.76 feet; thence South 23 degrees 32 minutes 19 seconds West 234.34 feet; thence North 66 degrees 12 minutes 40 seconds West 471.96 feet; thence North 66 degrees 14 minutes 25 seconds West 466.77 feet; thence North 23 degrees 09 minutes 58 seconds East 875.87 feet; thence South 69 degrees 57 minutes 00 seconds East 725.59 feet; thence North 21 degrees 31 minutes 00 seconds East 1091.03 feet; thence South 66 degrees 37 minutes 20 seconds East 185.95 feet to a point on the western line of Reserve Way; thence, with and along said western line of Reserve Way, North 23 degrees 22 minutes 40 seconds East 97.61 feet; thence, in a curve to the right having an arc length of 273.79 feet and a radius of 350.00 feet and subtended by a chord of North 45 degrees 47 minutes 17 seconds East 266.87 feet; thence North 68 degrees 11 minutes 54 seconds East 43.45 feet; thence, in a curve to the left having an arc length of 30.05 feet and a radius of 75.00 feet and subtended by a chord of North 56 degrees 43 minutes 09 seconds East 29.85 feet; thence North 45 degrees 14 minutes 24 seconds East 89.44 feet; thence, in a curve to the left having an arc length of 21.23:feet and a radius of 75.00 feet and subtended by a chord of North 37 degrees 07 minutes 54 seconds East 21.16 feet; thence North 29 degrees 01 minutes 24 seconds East 57.30 feet; thence, in a curve to the right having an arc length of 82.81 feet and a radius of 149.50 feet and subtended by a chord of North 44 degrees 53 minutes 27 seconds East 81.75 feet; thence North 60 degrees 45 minutes 30 seconds East 81.24 feet; thence, in a curve to the left having an arc length of 59.64 feet and a radius of 125.50 feet and subtended by a chord of North 47 degrees 08 minutes 39 seconds East 59.08 feet; thence North 33 degrees 31 minutes 48 seconds East 11.34 feet; thence South 56 degrees 34 minutes 42 seconds East 8.02 feet; thence North 33 degrees 22 minutes 59 seconds East 24.87 feet to the southern right-of-way of East Brainerd Road; thence, with and along said right-of-way, South 55 degrees 55 minutes 10 seconds East 22.05 feet to the point of beginning.

CREEKSIDE APARTMENTS -AGREEMENT OF PURCHASE AND SALE Exhibit B	1

Together with that Reciprocal Easement Agreement of record in Book 6958, Page 60 in the Register's Office, Hamilton County, Tennessee as supplemented to Reciprocal Easement Agreement of Record in Book 7627 Page 128, said Register's Office, as amended by First Amendment To Reciprocal Easement Agreement of record in Book 8002 Page 508, said Register's Office, and as affected by affidavit of scrivener’s recorded in deed book 9927 Page 722, aforesaid records.

NOTE: Being Parcel No. 159P A 00104 000, of the City of Chattanooga, County of Hamilton.

THE STRATFORD APARTMENTS -AGREEMENT OF PURCHASE AND SALE LYND RESIDENTIAL PROPERTIESTM Exhibit B	2

EXHIBIT C

MISCELLANEOUS AGREEMENTS

Allied Waste (Refuse)

Aramark Refreshments

Consumer Source (ApartmentGuide.com)

HandyTrac

Indatus

Landscape Associates (Landscaping)

Property Solutions

Pest Master (Pest)

Services Agreement with Comcast of the South (Cable)

Earthlink

CREEKSIDE APARTMENTS -AGREEMENT OF PURCHASE AND SALE Exhibit C	1

EXHIBIT D

PENDING LITIGATION

NONE

CREEKSIDE APARTMENTS -AGREEMENT OF PURCHASE AND SALE Exhibit D	1

EXHIBIT E

FORM OF DEED

THIS INSTRUMENT PREPARED BY: WHEN RECORDED RETURN TO:	ADDRESS NEW OWNER:	PROPERTY ADDRESS:	SEND TAX BILLS TO:	MAP- PARCEL NOS.:

SPECIAL WARRANTY DEED

THIS INDENTURE, made and entered into this _____ day of ____________, 2014, by and between BR CREEKSIDE LLC, a Delaware limited liability company (hereinafter "Grantor"), and ___________, a _______________ (hereinafter "Grantee");

WITNESSETH:

THAT for and in consideration of Ten Dollars ($10.00), cash in hand paid, and other good and valuable consideration, the receipt of all of which is hereby acknowledged, Grantor has bargained and sold and does hereby transfer and convey unto Grantee, Grantee’s successors and assigns, a _____% undivided tenant in common interest in the following described real estate, situated and being in the County of ________, State of Tennessee, to-wit:

All of that certain real estate described in Exhibit "A" attached hereto and incorporated herein by this reference.

This being a portion of the same real estate conveyed to Grantor by Special Warranty Deed of record under Deed Book ____, Page ______ in the Register's Office of _____ County, Tennessee.

This is improved property knows as ____________, Chattanooga, Tennessee _________.

TO HAVE AND TO HOLD the aforesaid real estate, together with all appurtenances, estate, title and interest thereunto belonging or in anywise appertaining unto Grantee, its successors and assigns, in fee simple forever, subject to all matters of record.

Grantor does hereby covenant and bind itself, its successors and representatives, to warrant and forever defend the title to the aforesaid real estate to the said Grantee, its successors and assigns, against the lawful claims of all persons claiming by, through or under Grantor, but not further or otherwise, except that no warranty is made as to the amount of acreage in said real estate.

As used herein, pronouns shall be construed according to their gender and number according to the context thereof.

IN WITNESS WHEREOF, Grantor has caused this instrument to be executed by and through its duly authorized representatives on the day and year first above written.

Grantor:

BR CREEKSIDE LLC,
a Delaware limited liability company

By:	BR Hawthorne Creekside JV, LLC, a Delaware limited liability company, its sole Member

	By:	BR Creekside Managing Member, LLC, a Delaware limited liability company, its Manager

		By:	BEMT Creekside, LLC, a Delaware limited liability company, its Manager

			By:	Bluerock Residential Holdings, L.P., a Delaware limited partnership, its sole member

				By:	Bluerock Residential Growth REIT, Inc., a Maryland corporation, its general partner

By:
R. Ramin Kamfar, Chief Executive Officer and President

STATE OF _____________

COUNTY OF __________ _

On this_______ day of _____________ in the year 2014, before me ____________________, a Notary Public in and for said state, personally appeared R. Ramin Kamfar, as Chief Executive Officer and President, of Bluerock Residential Growth REIT, Inc., a Maryland corporation, the general partner of Bluerock Residential Holdings, L.P., a Delaware limited partnership, the sole member of BEMT Creekside, LLC, a Delaware limited liability company, the manager of BR Creekside Managing Member LLC, a Delaware limited liability company, the manager of BR Hawthorne Creekside JV, LLC, a Delaware limited liability company, the sole member of BR Creekside LLC, a Delaware limited liability company, known by me to be the person who executed the within instrument, on behalf of said limited liability companies and acknowledged to me that he or she executed the same for the purposes therein stated.

2

Notary Public

Print Name

My Commission Expires: ___________

3

AFFIDAVIT OF CONSIDERATION OR VALUE

The actual consideration or value, whichever is greater, for this transfer is $_______________.

AFFIANT

SUBSCRIBED AND SWORN TO before me this _____ day of ___________, 2014.

Notary Public

My Commission Expires:

4

EXHIBIT "A"

TO

SPECIAL WARRANTY DEED

Description Of Real Estate

LOCATED IN ________ COUNTY, TENNESSEE:

This being a portion of the same real estate conveyed to Grantor by Special Warranty Deed of record in Deed Book ____, Page ______ in the Register's Office of ____ County, Tennessee.

CREEKSIDE APARTMENTS -AGREEMENT OF PURCHASE AND SALE Exhibit E	1

EXHIBIT F

LIMITED WARRANTY BILL OF SALE

THIS BILL OF SALE is made as of the _____ day of ___________, 201__ (the “Effective Date”), from BR CREEKSIDE LLC, a Delaware limited liability company (the “Seller”), to _________________________________, a _______________ (the “Purchaser”).

RECITALS:

WHEREAS, contemporaneously with the execution and delivery of this Bill of Sale, Seller has sold and conveyed to Purchaser all of Seller's right, title and interest and estate in and to the real property described in Exhibit A attached hereto and made a part hereof and all buildings, structures and improvements located thereon by deed of even date herewith (all of such buildings, structures, improvements and real property collectively hereinafter referred to as the "Real Property"); and

WHEREAS, as a part of the consideration for the conveyance of the Real Property, Seller has agreed to convey to Purchaser, Seller’s interest in the items of personal property, if any, that are owned by Seller and located in and on, and used in connection with, the Real Property;

NOW, THEREFORE, in consideration of the sum of $10.00 and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Seller does hereby sell, assign, and convey to Purchaser (without any representation or warranty whatsoever, except that Seller represents and warrants that the property conveyed hereby is free and clear of any liens or encumbrances of any kind or nature) Seller's right, title and interest, if any, in and to the personal property, if any, that is owned by Seller, located at the Real Property and used in connection with the management or operation of the Real Property (whether or not any such items constitute “personal property” or “fixtures” as a matter of state law) including, without limitation, (i) all of Seller’s right, title and interest in and to fixtures; equipment; compressors; engines; electrical systems, fixtures and equipment; plumbing fixtures, systems and equipment; heating fixtures, systems and equipment; air conditioning fixtures, systems and equipment; furniture; refrigerators; dishwashers; disposals; ranges; range hoods; ovens; microwaves; carpets, drapes; maintenance equipment; washing machines and dryers; tools; landscaping; pool equipment; statuary; television antennae, systems and equipment; intercom equipment and systems; elevator fixtures, systems and equipment; central music systems and equipment; security and fire alarms, systems and equipment; and all other machinery; equipment; fixtures; automotive vehicles; carts; supplies; replacement parts; building materials and property of every kind and character, owned by Seller and used in connection with the operation of the Improvements, excluding, however, the items listed on Exhibit B attached hereto (collectively, Seller's interest in such property hereinafter called the “Assigned Properties”). In particular, the Assigned Properties shall not include the right to use (collectively, the “Seller Trademarks”) any trademarks, logos, trade colors, service marks and trade names of Seller, Bluerock Real Estate or Property Manager and any advertising, promotional and similar materials which contain the Seller Trademarks, all of which may be removed by Seller prior to Closing. Promptly after Closing, Seller will “banner” or otherwise temporarily mask the portion of all signage containing the Seller Trademarks to indicate the new ownership, failing which, upon five days' notice, Seller may do so at Purchaser’s expense.

CREEKSIDE APARTMENTS -AGREEMENT OF PURCHASE AND SALE Exhibit F	1

SELLER MAKES NO WARRANTY OF MERCHANTABILITY, QUALITY OR FITNESS FOR A PARTICULAR PURPOSE IN RESPECT OF THE FOREGOING ASSIGNED PROPERTIES, AND THE SAME IS SOLD IN "AS IS, WHERE IS" CONDITION, WITH ALL FAULTS, EXCEPT FOR THE EXPRESS REPRESENTATIONS AND WARRANTIES CONTAINED HEREIN. PURCHASER ACKNOWLEDGES THAT THE FOREGOING ASSIGNED PROPERTIES ARE IN A USED CONDITION AND THAT SELLER IS NOT A MANUFACTURER, DISTRIBUTOR, DEALER OR MERCHANT IN OR OF SAID ASSIGNED PROPERTIES.

TO HAVE AND TO HOLD the Assigned Properties unto Purchaser, and Seller’s successors and assigns, forever and Seller warrants title to the foregoing against the claims of all persons whomsoever, claiming by, through or under Seller.

This Bill of Sale shall be binding upon and shall inure to the benefit of Seller, Purchaser and their respective successors and assigns.

This Bill of Sale shall be governed by and construed in accordance with the laws of the State of Tennessee.

IN WITNESS WHEREOF, Seller has caused this Bill of Sale to be signed and sealed in its name by its officers thereunto duly authorized to be effective as of the Effective Date.

[ Signature on following page ]

CREEKSIDE APARTMENTS -AGREEMENT OF PURCHASE AND SALE Exhibit F	2

Seller:

BR CREEKSIDE LLC,
a Delaware limited liability company

By:	BR Hawthorne Creekside JV, LLC, a Delaware limited liability company, its sole Member

	By:	BR Creekside Managing Member, LLC, a Delaware limited liability company, its Manager

		By:	BEMT Creekside, LLC, a Delaware limited liability company, its Manager

			By:	Bluerock Residential Holdings, L.P., a Delaware limited partnership, its sole member

				By:	Bluerock Residential Growth REIT, Inc., a Maryland corporation, its general partner

By:
R. Ramin Kamfar, Chief Executive Officer and President

List of Exhibits:

A	-	Property Description
B	-	Personalty

CREEKSIDE APARTMENTS -AGREEMENT OF PURCHASE AND SALE Exhibit F	3

EXHIBIT G

ASSIGNMENT AND ASSUMPTION OF LEASES

BR CREEKSIDE LLC, a Delaware limited liability company (“Assignor”), in consideration of the sum of TEN AND NO/100 DOLLARS ($10.00) in hand paid and other good and valuable consideration, the receipt of which is hereby acknowledged, hereby assigns, transfers, sets over and conveys to ___________________________________, a _________________ (“Assignee”), all of Assignor's right, title and interest in and to all leases, including any and all security deposits made by tenants pursuant to said leases, in effect at the real property legally described on Exhibit A attached hereto, which is commonly known as the “Reserve at Creekside Village Apartments” located in Chattanooga, Tennessee (collectively, the “Existing Leases”).

Assignee hereby expressly assumes the obligation for the performance of any and all of the obligations of Assignor under the Existing Leases (the “Indemnified Matters”) in respect of the period on or after the date hereof.

Assignor hereby indemnifies Assignee for the Indemnified Matters prior to the date hereof and Assignee hereby indemnifies Assignor from the Indemnified Matters from and after the date hereof.

This Assignment and Assumption of Leases shall bind and inure to the benefit of all parties hereto and their respective heirs, successors and assigns.

THIS ASSIGNMENT AND ASSUMPTION OF LEASES IS MADE ON AN "AS-IS, WHERE-IS, WITH ALL FAULTS" BASIS, WITHOUT RECOURSE AND WITHOUT ANY REPRESENTATION OR WARRANTY (EXPRESS OR IMPLIED) WHATSOEVER EXCEPT AS MAY EXPRESSLY BE SET FORTH IN THE AGREEMENT OF PURCHASE AND SALE AND THIS ASSIGNMENT.

IN WITNESS WHEREOF, Assignor has executed this Assignment and Assumption of Leases to be effective as of the ____ day of _______________, 201__.

[Signatures on following pages ]

CREEKSIDE APARTMENTS -AGREEMENT OF PURCHASE AND SALE Exhibit G	1

Assignor:

BR CREEKSIDE LLC,
a Delaware limited liability company

By:	BR Hawthorne Creekside JV, LLC, a Delaware limited liability company, its sole Member

	By:	BR Creekside Managing Member, LLC, a Delaware limited liability company, its Manager

		By:	BEMT Creekside, LLC, a Delaware limited liability company, its Manager

			By:	Bluerock Residential Holdings, L.P., a Delaware limited partnership, its sole member

				By:	Bluerock Residential Growth REIT, Inc., a Maryland corporation, its general partner

By:
R. Ramin Kamfar, Chief Executive Officer and President

ASSIGNEE:

By:
Name:
Title:

List of Exhibits:

A	-	Property Description

CREEKSIDE APARTMENTS -AGREEMENT OF PURCHASE AND SALE Exhibit G	2

EXHIBIT H

TENANT NOTICE LETTER

[Date]

Reserve at Creekside Village Apartments

1340 Reserve Way

Chattanooga, Tennessee 37421

Dear Resident:

Notice is hereby given to the tenants of the Reserve at Creekside Village Apartments (the “Property”) that BR Creekside LLC, the current owner of the Property, has sold the Property to ____________________ (“Purchaser”) effective (date of takeover). Purchaser has assumed all of the obligations of landlord under your lease, including any obligations with respect to your security deposit, if any, which has been transferred to Purchaser.

Sincerely,

BR CREEKSIDE LLC,

a Delaware limited liability company

By:	BR Hawthorne Creekside JV, LLC, a Delaware limited liability company, its sole Member

	By:	BR Creekside Managing Member, LLC, a Delaware limited liability company, its Manager

		By:	BEMT Creekside, LLC, a Delaware limited liability company, its Manager

			By:	Bluerock Residential Holdings, L.P., a Delaware limited partnership, its sole member

				By:	Bluerock Residential Growth REIT, Inc., a Maryland corporation, its general partner

By:
R. Ramin Kamfar, Chief Executive Officer and President

CREEKSIDE APARTMENTS -AGREEMENT OF PURCHASE AND SALE Exhibit H	1

EXHIBIT I

ASSIGNMENT AND ASSUMPTION AGREEMENT

FOR VALUE RECEIVED, BR CREEKSIDE LLC, a Delaware limited liability company (“Assignor”), hereby conveys, assigns, transfers, and sets over unto _______________________________________, a ________________ (“Assignee”), all the right, title and interest of Assignor in and to any and all intangible property owned by Assignor and used in connection with the real estate legally described on Exhibit A attached hereto and made a part hereof, and the buildings and improvements located thereon (“Property”), all assignable licenses and permits held by Assignor now in effect with respect to the Property, all assignable warranties, guaranties and bonds held by Assignor applicable to the Property (and Assignor covenants to cooperate with Assignee to secure performance by any warrantor for any work under such guaranties or warranties), and all assignable written contracts and agreements described on Exhibit B attached hereto and made a part hereof (said written contracts and agreements being referred to herein collectively as the “Service Contracts”).

Assignee hereby expressly assumes the obligation for the performance of any and all of the obligations of Assignor under the Service Contracts (the “Indemnified Matters”) in respect of the period on or after the date hereof.

Assignor hereby indemnifies Assignee for the Indemnified Matters prior to the date hereof and Assignee hereby indemnifies Assignor for the Indemnified Matters from and after the date hereof.

This Assignment and Assumption Agreement shall be binding upon and shall inure to the benefit of Assignor, Assignee and their respective successors and assigns.

THIS ASSIGNMENT AND ASSUMPTION AGREEMENT IS MADE ON AN "AS-IS, WHERE-IS, WITH ALL FAULTS" BASIS, WITHOUT RECOURSE AND WITHOUT ANY REPRESENTATION OR WARRANTY (EXPRESS OR IMPLIED) WHATSOEVER EXCEPT AS MAY EXPRESSLY BE SET FORTH IN THE AGREEMENT OF SALE AND HEREIN.

CREEKSIDE APARTMENTS -AGREEMENT OF PURCHASE AND SALE Exhibit I	1

IN WITNESS WHEREOF, Assignor has executed this Assignment and Assumption Agreement on this ____ day of _______________, 201__, which instrument is effective this date.

ASSIGNEE:

BR CREEKSIDE LLC,
a Delaware limited liability company

By:	BR Hawthorne Creekside JV, LLC, a Delaware limited liability company, its sole Member

	By:	BR Creekside Managing Member, LLC, a Delaware limited liability company, its Manager

		By:	BEMT Creekside, LLC, a Delaware limited liability company, its Manager

			By:	Bluerock Residential Holdings, L.P., a Delaware limited partnership, its sole member

				By:	Bluerock Residential Growth REIT, Inc., a Maryland corporation, its general partner

By:
R. Ramin Kamfar, Chief Executive Officer and President

ASSIGNEE:

By:
Name:
Title:

List of Exhibits:

A	-	Property Description
B	-	Service Contracts

CREEKSIDE APARTMENTS -AGREEMENT OF PURCHASE AND SALE Exhibit I	2

EXHIBIT J

FIRPTA AFFIDAVIT

Section 1445 of the Internal Revenue Code provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person. To inform ___________________, a _______ (“Transferee”), that withholding of tax is not required upon the disposition of a U.S. real property interest by BR CREEKSIDE LLC, a Delaware limited liability company (“Transferor”), the undersigned hereby certifies as follows:

1.         Transferor is not a foreign corporation, foreign partnership, foreign trust or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations);

2.         Seller is not a disregarded entity as defined in IRC Section 1445-2(b)(2)(iii);

3.         Transferor's U.S. employer identification number is: #_________________;

4.         Transferor’s office address is c/o Bluerock Real Estate, L.L.C., 712 Fifth Avenue, 9th Floor, New York, NY 10019.

Transferor understands that this certification may be disclosed to the Internal Revenue Service by the Transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

Under penalties of perjury, the undersigned, in the capacity set forth below, hereby declares that he has examined this certification and to the best of his knowledge and belief it is true, correct, and complete, and the undersigned further declares that he has authority to sign this document in such capacity.

EXECUTED to be effective as of the ____ day of _______________, 201__.

[Signature on following page]

CREEKSIDE APARTMENTS - AGREEMENT OF PURCHASE AND SALE Exhibit J	1

Seller:

BR CREEKSIDE LLC,
a Delaware limited liability company

By:	BR Hawthorne Creekside JV, LLC, a Delaware limited liability company, its sole Member

	By:	BR Creekside Managing Member, LLC, a Delaware limited liability company, its Manager

		By:	BEMT Creekside, LLC, a Delaware limited liability company, its Manager

			By:	Bluerock Residential Holdings, L.P., a Delaware limited partnership, its sole member

				By:	Bluerock Residential Growth REIT, Inc., a Maryland corporation, its general partner

By:
R. Ramin Kamfar, Chief Executive Officer and President

CREEKSIDE APARTMENTS - AGREEMENT OF PURCHASE AND SALE Exhibit J	2

EXHIBIT K

INTENTIONALLY OMITTED

CREEKSIDE APARTMENTS - AGREEMENT OF PURCHASE AND SALE Exhibit K	1

EXHIBIT L

LIST OF PROPERTY INFORMATION

(a)         Tax Statements. Copies or a summary of ad valorem tax statements relating to the Property for the current year or other current tax period (if available) and for the 24 months preceding the date of this Agreement;

(b)         Maintenance Records. All available maintenance work orders for the 12 months preceding this Agreement;

(c)         List of Capital Improvements. A list of all capital improvements known to the Seller and performed on the Property within the 36 months preceding this Agreement and copies of current and historical (prior 36 months) capital budgets;

(d)         Reports. Any environmental, soil, structural engineering, drainage and other physical inspection reports, assessments, audits and surveys related to the Property;

(e)         Plans and Specifications. All construction plans and specifications relating to the original development of the Property and any major capital repairs or tenant improvements;

(f)          Insurance. Copies of Seller’s certificates of insurance for the Property and any notices received from insurance carriers;

(g)         Proceedings. Copies of any documents or materials (except for privileged documents) relating to any litigation, investigation, condemnation, or proceeding of any kind pending or threatened affecting any of the Property or the ability of Seller to consummate the transaction contemplated by this Agreement;

(h)         Existing Title and Survey Documents. Copy of Seller’s existing title insurance policy and any existing surveys of the Property;

(i)          Personal Property Inventory. A list of all tangible personal property and stored materials owned by the Seller and used in connection with the Property, together with a list of any and all such tangible personal property expressly excluded from the conveyance and contemplated hereby pursuant to this Agreement;

(j)          Architectural and Engineering Records. Copies of: any and all elevator inspection certificates and reports; mechanical and electrical inspection reports; geotechnical reports; warranties (roof, mechanical equipment, etc.); building permits and certificates of occupancy; any structural and engineering studies prepared since original construction; ADA surveys and reports; notices of any violations of building or fire codes; maintenance logs for major equipment; and plans for any rooftop antenna installations;

CREEKSIDE APARTMENTS - AGREEMENT OF PURCHASE AND SALE Exhibit L	1

(k)         Accounting and Lease Administration Records. Copies of: operating expense reconciliations and billings for the prior 24 months; audited financial statements for the prior 3 years; fixed asset and accumulated depreciation schedules; budgets for the current and prior years with supporting assumptions; operating statements for the current year in comparison to budget; list of outstanding receivables and age receivable report; general ledger for the current and prior years; account summaries for prior 3 years for all tenants; all previously prepared lease summaries; and a summary of current lease negotiations;

(l)          Property Management Records. Copies of: tenant service call log; any notices of default received by or sent to tenants or contractors within the last 12 months; stored materials inventory; a list of management and engineering personnel charged to the Property along with allocation percentages; utility bills, real estate tax bills, and personal property bills for prior 36 months; current real estate tax assessment notice; real estate tax assessment appeal history for prior 36 months (proposed vs. actual); current real estate tax invoice receipt; tenant list including names, corporate addresses, billing and mail address, phone numbers and contact person; stacking plans; invoice files (copies of current year’s paid invoices); and current building contacts, including property manager, accountant and lease administrator;

(m)         Land/Development Records. Copies of: any easements, CCRs or other recorded documents affecting the Property, and any unrecorded agreements to which Purchaser would be subject post-closing; all agreements with or applications to any governmental authority relating to zoning, use, development, subdivision or planning of the Property; and information relating to the availability and location of utilities;

(n)         Other. Copies of any written notices from any governmental agencies or tenants regarding the Property.

CREEKSIDE APARTMENTS - AGREEMENT OF PURCHASE AND SALE Exhibit L	2

EXHIBIT M

LEAD-BASED PAINT DISCLOSURE

EVERY PURCHASER OF ANY INTEREST IN RESIDENTIAL REAL PROPERTY ON WHICH A RESIDENTIAL DWELLING WAS BUILT PRIOR TO 1978 IS NOTIFIED THAT SUCH PROPERTY MAY PRESENT EXPOSURE TO LEAD FROM LEAD-BASED PAINT THAT MAY PLACE YOUNG CHILDREN AT RISK OF DEVELOPING LEAD POISONING. LEAD POISONING IN YOUNG CHILDREN MAY PRODUCE PERMANENT NEUROLOGICAL DAMAGE, INCLUDING LEARNING DISABILITIES, REDUCED INTELLIGENCE QUOTIENT, BEHAVIORAL PROBLEMS, AND IMPAIRED MEMORY. LEAD POISONING ALSO POSES A PARTICULAR RISK TO PREGNANT WOMEN. THE SELLER OF ANY INTEREST IN RESIDENTIAL REAL PROPERTY IS REQUIRED TO PROVIDE THE PURCHASER WITH ANY INFORMATION ON LEAD-BASED PAINT HAZARDS FROM RISK ASSESSMENTS OR INSPECTIONS IN THE SELLER'S POSSESSION, IF ANY, AND NOTIFY THE PURCHASER OF ANY KNOWN LEAD-BASED PAINT HAZARDS. A RISK ASSESSMENT OR INSPECTION FOR POSSIBLE LEAD-BASED PAINT HAZARDS IS RECOMMENDED PRIOR TO PURCHASE.

CREEKSIDE APARTMENTS - AGREEMENT OF PURCHASE AND SALE Exhibit M	1